UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Constellation Energy Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MAYO A. SHATTUCK III	Constellation Energy Group, Inc.
Chairman of the Board	100 Constellation Way
Baltimore, Maryland 21202

April 15, 2011

Dear Shareholder:

You are invited to attend our annual meeting of shareholders to be held on Friday, May 27, 2011 at 9:00 a.m. in the Sky Lobby Conference Room, 750 East Pratt Street, in downtown Baltimore, Maryland. Enclosed is our 2010 Annual Report for your review.

The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the items of business to be considered at the meeting. Please consider the items presented and vote your shares as promptly as possible.

We are pleased for a second year to take advantage of a Securities and Exchange Commission rule that permits us to furnish proxy materials to shareholders over the Internet. We have mailed to our shareholders a Notice of Internet Availability of Proxy Materials, which indicates how to access our proxy materials on the Internet. By furnishing this Notice in lieu of mailing our proxy materials, we are lowering the costs and reducing the environmental impact of our annual meeting. If you prefer a paper copy of the proxy materials, you may request one by following the procedures set forth in the Notice of Internet Availability of Proxy Materials.

Your vote is important. Whether or not you plan to attend the annual meeting, please vote your shares by proxy via Internet, telephone or mail to ensure that your vote is counted. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Thank you for your continued support of Constellation Energy.

Sincerely,

Mayo A. Shattuck III

Constellation Energy Group, Inc.

100 Constellation Way

Baltimore, MD 21202

Notice of Annual Meeting of Shareholders

To the Owners of Common Stock of

Constellation Energy Group, Inc.:

Our annual meeting of shareholders will be held on Friday, May 27, 2011 at 9:00 a.m., in the Sky Lobby Conference Room, 750 East Pratt Street, Baltimore, Maryland to:

1.	elect director nominees named in the attached Proxy Statement,

2.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011,

3.	hold an advisory vote to approve the compensation of our named executive officers as disclosed in the attached Proxy Statement,

4.	hold an advisory vote on the frequency of the advisory vote to approve the compensation of our named executive officers, and

5.	transact any other business that properly comes before the meeting, or any adjournment thereof.

The Board of Directors recommends a vote “FOR” each of the director nominees, ratification of the independent registered public accounting firm and approval of the compensation of our named executive officers. The Board of Directors recommends a vote to hold an advisory vote to approve the compensation of our named executive officers every “1 YEAR.”

We discuss the above business matters in more detail in the attached Proxy Statement.

Only holders of record of our common stock at the close of business on March 18, 2011 will be entitled to vote. If you plan to attend the annual meeting, please note the admission procedures set forth in the attached Proxy Statement.

Charles A. Berardesco

Senior Vice President, General Counsel and

Corporate Secretary

April 15, 2011

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 27, 2011:

The Proxy Statement and 2010 Annual Report are available at

http://www.amstock.com/proxyservices/constellation

Constellation Energy Group, Inc.

Proxy Statement

QUESTIONS & ANSWERS ON VOTING PROCEDURES

Who is entitled to vote at the annual meeting, and how many votes do they have?

Holders of record of our common stock who owned shares as of the close of business on March 18, 2011 may vote at the meeting. Each share has one vote. There were 199,957,278 shares of common stock outstanding on that date.

When were the enclosed solicitation materials first given to shareholders?

The Annual Report and proxy card, together with the Notice of Annual Meeting and Proxy Statement, was first made available over the Internet to shareholders on or about April 15, 2011. A Notice of Internet Availability of Proxy Materials, indicating how to access our proxy materials over the Internet, was first sent, or given, to shareholders on or about April 15, 2011.

Why were the proxy materials made available to shareholders over the Internet?

We are taking advantage of a rule adopted by the Securities and Exchange Commission that permits us to furnish proxy materials to shareholders over the Internet. On or about April 15, 2011, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials, which indicates how to access our proxy materials on the Internet. By furnishing this Notice in lieu of mailing our proxy materials, we are lowering the costs and reducing the environmental impact of our annual meeting. You may request to receive a paper copy of the proxy materials by following procedures set forth in the Notice of Internet Availability of Proxy Materials. If a paper copy is requested, shareholders should expect to receive it within several days.

The Notice of Internet Availability of Proxy Materials directs shareholders to the website where you will log in using your unique control number. On this website, you will be able to view our Proxy Statement and Annual Report. You also may cast your vote in a secure manner on the same website.

Who can attend the annual meeting?

All shareholders as of March 18, 2011 may attend the annual meeting. Please check the box on your proxy card if you plan to attend the annual meeting.

If you hold shares directly in your name as a shareholder of record or if you are a participant in any of our employee savings plans and wish to attend the annual meeting, you must present any of the following in order to gain admission to the meeting:

•	the Notice of Internet Availability of Proxy Materials;

•	if you voted using a paper proxy card, the admission ticket attached to your proxy card; or

•	if you received an email indicating that the proxy materials are available on the Internet, you may print the email containing your control number.

Please note that you also may be asked to present valid picture identification, such as a driver’s license or passport.

If your shares are registered or held in the name of your broker or bank or other nominee, your shares are held in “street name.” Please note that if you hold your shares in “street name,” you will need to bring proof of your ownership of Constellation Energy common stock as of March 18, 2011, such as a copy of a bank or brokerage statement, and check in at the registration desk at the meeting.

Since seating is limited, admission to the meeting will be on a first-come, first-served basis. For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices are not permitted at the meeting.

What is a quorum of shareholders?

A quorum is the presence at the annual meeting in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast, including abstentions and broker non-votes (see below). Since there were 199,957,278 shares of common stock outstanding on March 18, 2011, the presence of holders of 99,978,640 shares is a quorum. We must have a quorum to conduct the meeting.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We ask shareholders to instruct the proxy how to vote so that all common shares may be voted at the annual meeting even if the holders do not attend the meeting.

How many votes does it take to pass each matter?

If a quorum is present at the meeting, we need the affirmative vote of a majority of all the votes cast to:

•	elect each director nominee (the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” a director nominee),

•	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and

•	approve the compensation of our named executive officers.

Although the advisory vote on the compensation of our named executive officers is non-binding, the Board of Directors will review the results of the vote and will take them into account in making a determination concerning executive compensation of our named executive officers.

The frequency of the advisory vote to approve compensation of our named executive officers receiving the greatest number of votes cast (every 1, 2 or 3 years) will be considered the frequency recommended by shareholders. The Board of Directors will adopt the frequency recommended by shareholders.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. For purposes of each of the proposals being presented to shareholders, abstentions and broker non-votes will not have any effect on the results of the votes.

How do I vote?

You must be present, or represented by proxy, at the annual meeting in order to vote your shares. Since many of our shareholders are unable to attend the meeting in person, you may vote your shares in the following ways:

By Internet	To access your online proxy card, please visit the website listed on your Notice of Internet Availability of Proxy Materials, or the enclosed proxy card or voting instructions form, and follow the on-screen instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form, as applicable. If you vote by Internet, you do not need to mail your proxy card or your voting instructions form.

By Telephone	To vote your shares by proxy by telephone, please call the phone number listed on your Notice of Internet Availability of Proxy Materials, or the enclosed proxy card or voting instructions form, and follow the instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form, as applicable. If you vote by telephone, you do not need to mail your proxy card or your voting instructions form.

By Mail	If you received a paper proxy card, there are three steps necessary to vote your shares.

	1.	Vote on each of the matters as follows:

• Item 1. The names of the director nominees are listed on your proxy card. Check the box “FOR,” or “AGAINST,” or “ABSTAIN” (to cast no vote) for each nominee.

• Items 2 and 3. Check the box “FOR,” or “AGAINST,” or “ABSTAIN” (to cast no vote).

• Item 4. Check the box “1 YEAR,” or “2 YEARS,” or “3 YEARS,” or “ABSTAIN” (to cast no vote).

	2.	Sign and date your proxy card. If you do not sign your proxy card, your votes cannot be counted.

	3.	Mail your proxy card in the pre-addressed, postage-paid envelope.

In Person	To ensure your shares are represented, we ask that you vote your proxy by telephone, Internet or mail, even if you plan to attend the meeting. Please check the box on your proxy card if you plan to attend the annual meeting.

If you plan on attending the annual meeting in person and need directions to the meeting site, please contact Investor Relations at (410) 470-6440 or investorrelations@constellation.com.

How will my proxy vote my shares?

If you properly vote your shares by proxy via Internet or telephone, or sign and return your proxy card or voting instructions form, your shares will be voted as you direct. If you sign and return your proxy card or voting instructions form but do not specify how you want your shares voted, they will be voted “FOR” the election of each director nominee, “FOR” the ratification of the appointment of our independent registered public accounting firm, “FOR” the approval of the compensation of our named executive officers and for holding an advisory vote on the compensation of our named executive officers every “1 YEAR”. Also, you will give your proxies authority to vote, using their discretion, on any other business that properly comes before the meeting, including to adjourn the meeting.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares are held in a brokerage account, you will receive from your broker a Notice of Internet Availability of Proxy Materials instructing you on how to vote your shares or, if you have elected to receive the proxy materials in paper, a full meeting package including a voting instructions form. Your brokerage firm may permit you to provide voting instructions by telephone or by the Internet. Brokerage firms have the authority under New York Stock Exchange rules to vote their clients’ unvoted shares on certain routine matters. The matter covered by Proposal No. 2 (ratification of independent registered public accounting firm) is considered a routine matter under the rules of the New York Stock Exchange. Therefore, if you do not vote on this proposal, your brokerage firm may choose to vote for you or leave your shares unvoted on those proposals.

New York Stock Exchange rules, however, do not permit brokerage firms to vote their clients’ unvoted shares in the election of directors (Proposal No. 1), the advisory vote to approve the compensation of our named executive officers (Proposal No. 3), or the advisory vote on the frequency of the advisory vote to approve the compensation of our named executive officers (Proposal No. 4). Therefore, if you do not vote on Proposal Nos. 1, 3 or 4, your shares will remain unvoted on those proposals. We urge you to respond to your brokerage firm so that your vote will be cast.

Can I vote by proxy even if I plan to attend the annual meeting?

Yes. If you vote by proxy and decide to attend the annual meeting, you do not need to fill out a ballot at the meeting, unless you want to change your vote.

Why might I receive more than one Notice of Internet Availability of Proxy Materials or proxy card? Should I vote on each Notice and proxy card I receive?

First, you may have various accounts with us that are registered differently, perhaps in different names or with different social security or federal tax identification numbers. Second, you may also own shares indirectly through your broker or through our employee savings plans. Your broker or the plan trustee will send you a Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form, as applicable, for these shares. You should vote on each Notice, proxy card or voting instructions form you receive in accordance with the instructions set forth in those documents. If employee savings plan participants do not vote their shares, the plan trustee will vote the shares in the same proportion as the trustee was instructed to vote shares for which it received instructions.

How can I get only one copy of the Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials sent to my home if I currently receive multiple copies?

You may be receiving multiple copies of the Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials because you have more than one account, each registered differently with the same mailing address. If you hold your shares in registered name, to receive only one Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials you may:

write to:	-or-	call:
American Stock Transfer & Trust Company		1-800-258-0499
Attn: Shareholder Services
6201 15th Avenue
Brooklyn, NY 11219

How do I change previous instructions to send only one Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials to my home?

Simply call the number noted above or notify our transfer agent at the address indicated in the previous question that you want to receive a Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials for each of your accounts (your stock account numbers must be included in the notification).

Can I receive future proxy materials electronically?

Yes, to receive future proxy materials via the Internet please visit www.amstock.com, click on “Shareholder Account Access” and follow the instructions to consent to the electronic delivery of materials. If you are a “street name” shareholder, please check the information provided by your bank, broker or other nominee concerning the availability of this service.

How do I change my vote?

You may change your vote at any time before the annual meeting by:

•	notifying Charles A. Berardesco, Corporate Secretary, in writing at 100 Constellation Way, Suite 1800P, Baltimore, MD 21202, that you are changing your vote;

•	providing subsequent Internet or telephone voting instructions;

•	completing and sending in another proxy card or voting instructions form with a later date; or

•	attending the annual meeting and voting in person.

Who is soliciting my proxy, how is it being solicited, and who pays the cost?

Constellation Energy, on behalf of the Board of Directors, through its directors, officers and employees, is soliciting proxies. Proxies may be solicited in person, or by mail, Internet, telephone or facsimile. Innisfree M&A Incorporated, a proxy solicitation firm, will be assisting us for a fee of approximately $15,000, plus out-of-pocket expenses. Constellation Energy pays the cost of soliciting proxies.

MATTERS YOU ARE VOTING ON

Proposal No. 1:    Election of Directors

Ten current members of the Board of Directors have been nominated by the Board of Directors for election as a director at the 2011 annual meeting to serve until the 2012 annual meeting of shareholders and until his or her successor is elected and qualifies. Each of the nominated directors has agreed to serve if elected. However, if for some reason one of them is unable to serve or for good cause will not serve, your proxies will vote for the election of another person nominated by the Board of Directors, unless the Board of Directors reduces the number of directors. Biographical information, including a discussion of specific experience, qualifications, attributes and skills, for each of the nominees and other information about them is presented beginning on page 7. The Board of Directors recommends a vote “FOR” each director nominee.

Proposal No. 2:    Ratification of PricewaterhouseCoopers LLP as Independent Registered Public   Accounting Firm for 2011

This proposal is to ratify our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011. See Proposal No. 2 on page 66. The Board of Directors recommends a vote “FOR” this proposal.

Proposal No. 3:    Advisory Vote on Compensation of Named Executive Officers

This proposal is to approve the compensation of our named executive officers as disclosed in this Proxy Statement. See Proposal No. 3 on page 68. The Board of Directors recommends a vote “FOR” this proposal.

Proposal No. 4:    Advisory Vote on Frequency of Advisory Vote on Compensation of Named  Executive Officers

This proposal is to vote on the frequency of the advisory vote to approve the compensation of our named executive officers. See Proposal No. 4 on page 70. The Board of Directors recommends a vote for every “1 YEAR” for this proposal.

Other Business Matters

The Board of Directors is not aware of any other business for the annual meeting. However:

•	if any of the persons nominated to serve as a director is unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee,

•

if any shareholder proposal, which is not in this Proxy Statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934, is presented for action at the meeting, or

•	if any matters concerning the conduct of the meeting are properly presented for action,

then shareholders present at the meeting may vote on such items. If you are represented by proxy, your proxy will vote your shares using his or her discretion.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Vote Required; Recommendation of the Board of Directors

Since there are no nominees other than the Board of Directors’ nominees, directors will be elected by a majority of the votes cast (number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee), assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

If any current director nominee is not elected at the annual meeting by a majority of the votes cast, under Maryland law the director would continue to serve on the Board of Directors as a “holdover director” until the director’s successor is elected and qualifies. However, under our Corporate Governance Guidelines, any director who fails to be elected must offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee would then make a recommendation to the Board of Directors whether to accept or reject the offer of resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. A director who offers to resign will not participate in the decision of the Board of Directors.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE BOARD OF DIRECTORS’ NOMINEES. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR EACH OF THE BOARD OF DIRECTORS’ NOMINEES.

DIRECTOR NOMINEES

The Board of Directors believes that each director nominee possesses the experience, qualifications, attributes and skills, as described in detail in Nominations for Director, to enable such director nominee to make significant contributions to the Board of Directors, Constellation Energy and its shareholders. In addition, the information presented below sets forth each nominee’s specific experience, qualifications, attributes and skills that the Board of Directors considered in concluding that the nominee should serve as a director.

Yves C. de Balmann, age 64, a director since July 2003, has been Co-Chairman of Bregal Investments LP (a private equity investing firm) since September 2002. He was Co-Chairman and Co-Chief Executive Officer of Deutsche Banc Alex. Brown from June 1999 to April 2001, and a Senior Advisor to Deutsche Bank AG from April 2001 to June 2003. Mr. de Balmann is a director of Laureate Education, Inc. He also has served as a director of ESI Group, a technology company based in France, in the past five years. Mr. de Balmann’s qualifications to serve as a director include his extensive experience in corporate finance, including the derivatives and capital markets and his understanding of compensation practices relating to professionals in these markets.

Ann C. Berzin, age 59, a director since February 2008, has been a private investor since 2001. From 1992 to 2001, she served as Chairman and Chief Executive Officer of Financial Guaranty Insurance Company (an insurer of municipal bonds and structured finance obligations). Ms. Berzin is a director of Ingersoll-Rand plc and Kindred Healthcare, Inc. Ms. Berzin’s qualifications to serve as director include her broad business and executive leadership experience as well as expertise in the financial services sector, which is valuable to Constellation Energy particularly in the area of risk management. Her service on the audit committees of other publicly-traded companies provides her with valuable perspective and experience on audit committees that benefits Constellation Energy due to her role on Constellation Energy’s Audit Committee.

James T. Brady, age 70, a director since May 1999, has been the Managing Director—Mid-Atlantic of Ballantrae International, Ltd. (a management consulting firm) since January 2000, and is the former secretary of the Maryland Department of Business & Economic Development, where he served from 1995 to 1998. He was also a managing partner of Arthur Andersen LLP from 1985 to 1995. Mr. Brady is a director of McCormick & Company, Inc., T. Rowe Price Group, Inc. and NexCen Brands, Inc. (which terminated the registration of its common stock under the federal securities laws in November 2010). Mr. Brady’s qualifications to serve as a director include his extensive experience and expertise in accounting and economic matters and his unique perspective on matters relating to the State of Maryland. His service on the boards of directors and audit committees of other publicly-traded companies also is beneficial to Constellation Energy.

James R. Curtiss, age 57, a director since April 1999, has been a principal in the law firm of Curtiss Law since January 2009 and was a partner in the law firm of Winston & Strawn LLP from 1993 to April 2008. From May 2008 to January 2009, he was retired. From 1988 to 1993, Mr. Curtiss served as a Commissioner of the United States Nuclear Regulatory Commission. He is also a director of Cameco Corporation (owner and operator of uranium mines). Mr. Curtiss was a director of BGE from 1994 to April 1999. Mr. Curtiss’ qualifications to serve as a director include his deep understanding of the nuclear energy industry, including the regulatory environment, which is a critical area of importance for Constellation Energy. This experience also makes him exceptionally qualified to lead Constellation Energy’s Committee on Nuclear Power.

Freeman A. Hrabowski, III, age 60, a director since April 1999, has been President of the University of Maryland Baltimore County since 1993. He is also a director of the Baltimore Equitable Society and McCormick & Company, Inc. Dr. Hrabowski was a director of BGE from 1994 to April 1999. In the past five years, he also served as a director of Broadwing Corporation and Mercantile Bankshares Corporation. Dr. Hrabowski’s qualifications to serve as a director include his extensive understanding of matters relating to the Baltimore region as well as workforce issues and his valuable leadership and strategic planning experience gained from serving as a university president. His service on the boards of directors and committees of other publicly-traded companies has provided him with corporate governance and executive compensation experience and expertise that is valuable to Constellation Energy.

Nancy Lampton, age 68, a director since April 1999, has been Chairman and Chief Executive Officer of American Life and Accident Insurance Company of Kentucky since 1971 and has been Chairman and Chief Executive Officer of its holding company, Hardscuffle, Inc., since January 2000. She is also a director and Vice Chairman of DNP Select Income Fund, Inc., Duff & Phelps Utility and Corporate Bond Trust Inc. and DTF Tax-Free Income Inc. Ms. Lampton was a director of BGE from 1994 to April 1999. Ms. Lampton’s qualifications to serve as a director include her valuable executive leadership experience as a chief executive officer as well as experience with matters relating to the nuclear energy industry through her service on the strategic advisory council of a nuclear fuel technology company.

Robert J. Lawless, age 64, a director since January 2002, served as Chairman of the Board of McCormick & Company, Inc. (a company in the food manufacturing industry) from January 1997 until March 2009, having also served as President until December 2006 and Chief Executive Officer until January 2008, and is now retired. He is also a director of The Baltimore Life Insurance Company. Mr. Lawless’ qualifications to serve as a director include his extensive executive leadership and strategic planning experience. As a former chief executive officer of a public company, he can provide a critical perspective on issues affecting public companies as well as public company executive compensation. Mr. Lawless’ chief executive officer and public company experience also makes him well-qualified to serve as Constellation Energy’s Lead Director.

Mayo A. Shattuck III, age 56, a director since May 1999, has been Chairman of Constellation Energy since July 2002 and President and Chief Executive Officer since November 2001. Mr. Shattuck also served as Chairman of the Board of Directors of BGE from July 2002 to April 2007. He is also a director of Capital One Financial Corporation, Gap, Inc. and the Edison Electric Institute, and Chairman of the Institute of Nuclear Power Operations. Mr. Shattuck’s qualifications to serve as a director include his familiarity with Constellation Energy’s business and industry, gained from his service as Constellation Energy’s Chief Executive Officer, which enable him to effectively identify strategic priorities and lead the discussion and execution of Constellation Energy’s strategy. His financial expertise gained from his years of experience in the financial services industry prior to joining Constellation Energy also brings a valuable perspective to the Board.

John L. Skolds, age 60, a director since November 2007, served as Executive Vice President of Exelon Corporation and President of Exelon Energy Delivery from December 2003 until his retirement in September 2007. He also served as President of Exelon Generation from March 2005 to September 2007. From March 2002 to December 2003, Mr. Skolds served as Senior Vice President of Exelon Corporation and President and Chief Nuclear Officer of Exelon Nuclear. He also served as President and Chief Operating Officer of Outer Banks Ocean Energy Corporation from October 2009 to March 2010, and has been retired since that time. Mr. Skolds’ qualifications to serve as a director include his valuable experience in and knowledge of the energy delivery and generation businesses, including an expertise in nuclear generation, as well as extensive executive leadership, financial and strategic planning experience from which Constellation Energy benefits.

Michael D. Sullivan, age 71, a director since April 1999, is a private investor, and has been Chairman of the Board of ADVANCARE Health Care, LLC (a company in the home health care industry) since January 2006. Mr. Sullivan also has been a director of BGE since September 2008, and Chairman of the Board of Directors of BGE since August 2009, having previously served as a director of BGE from 1992 to April 1999. Mr. Sullivan’s qualifications to serve as a director include his many years of experience as a public accountant and as a member of senior management at various public and private companies, including as a chief executive officer and chief financial officer, and his ability to provide valuable insight into a number of areas including corporate governance, financial reporting, internal controls, risk management and corporate finance. As much of Mr. Sullivan’s professional experience has been located in Maryland, he also brings an extensive understanding of matters relating to Baltimore and the State of Maryland.

DETERMINATION OF INDEPENDENCE

A majority of Constellation Energy’s directors are required to be independent in accordance with New York Stock Exchange (NYSE) listing standards. For a director to be considered independent, the Board of Directors must affirmatively determine that such director has no material relationship with Constellation Energy. When assessing the materiality of a director’s relationship with Constellation Energy, the Board of Directors considers the issue from both the standpoint of the director and from that of persons and organizations with whom or with which the director has an affiliation. The Board of Directors has adopted standards to assist it in determining if a director is independent in accordance with the NYSE listing standards. A director shall be deemed to have a material relationship with Constellation Energy and shall not be deemed to be an independent director if:

•

the director is or has been an employee of Constellation Energy or any of its affiliated entities at any time since January 1, 2008, or an immediate family member of the director is or has been an executive officer of Constellation Energy or any of its affiliated entities at any time since January 1, 2008; provided that employment of a director as an interim chairman of the Board of Directors or chief executive officer or other executive officer of Constellation Energy shall not disqualify such director from being considered independent following termination of that employment;

•	the director or an immediate family member is a current partner of a firm that is Constellation Energy’s internal or external auditor;

•	the director is a current employee of a firm that is Constellation Energy’s internal or external auditor;

•	the director has an immediate family member who is a current employee of a firm that is Constellation Energy’s internal or external auditor and personally works on Constellation Energy’s audit;

•

the director or an immediate family member was at any time since January 1, 2008 (but is no longer) a partner or employee of a firm that is Constellation Energy’s internal or external auditor and personally worked on Constellation Energy’s audit within that time;

•

the director or an immediate family member, is, or has been at any time since January 1, 2008, employed as an executive officer of another company where any of Constellation Energy’s present executive officers at the same time serves or served on that company’s compensation committee;

•

the director is a current executive officer or employee, or an immediate family member is a current executive officer, of another company that has made payments to, or received payments from (other than contributions to tax exempt organizations), Constellation Energy for property or services in an amount which, in any of the other company’s last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues; or

•

the director has received, or has an immediate family member who has received, during any twelve-month period since January 1, 2008, more than $120,000 in direct compensation from Constellation Energy, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service); provided, however, that (i) compensation received by a director for former service as an interim chairman or chief executive officer or other executive officer need not be considered and (ii) compensation received by an immediate family member for service as an employee of Constellation Energy (other than an executive officer) need not be considered.

The Board of Directors has determined that each individual who served as a member of the Board of Directors during 2010 has or had no material relationship with Constellation Energy and is or was independent under NYSE listing standards other than Mr. Shattuck, who is the chief executive officer of Constellation Energy and Daniel Camus and Samuel Minzberg, who served on the Board of Directors as representatives of EDF Group. Constellation Energy has entered into a number of material transactions with EDF Group and affiliates (EDF) as described in Transactions with Related Persons.

In determining that each individual who served as a member of the Board of Directors during 2010, other than Messrs. Shattuck, Camus and Minzberg is or was independent, the Board of Directors considered the following relationships, which it determined were immaterial and did not impair any director’s independence:

•

Constellation Energy, through its subsidiaries, has provided regulated gas and electric services in the ordinary course of business during the past three years to the residences of Mr. Sullivan and Dr. Hrabowski.

•

Constellation Energy, through its subsidiaries, has received $1.2 million in each of the past three years for the provision of gas and electric services in the ordinary course of business to the University of Maryland Baltimore County (UMBC). Dr. Hrawbowski serves as President of UMBC. The amounts paid by UMBC did not exceed 2% of UMBC’s consolidated gross revenues in any of the past three years.

•

Messrs. Brady, Curtiss, Lawless, Skolds and Sullivan, Dr. Hrabowski, and Mlles. Berzin and Lampton are non-management directors and trustees, but not executive officers or employees, of other entities with which Constellation Energy has purchased and/or sold goods and services in the ordinary course of business during the past three years. Payments to or from any one entity did not exceed 2% of such entity’s consolidated gross revenues in any of the past three years. The Board of Directors also considered the following payments that exceeded $1 million in any of the past three years and concluded that they were immaterial:

•

Constellation Energy, and its nuclear joint venture, made payments of $35.3 million, $16.4 million and $15.6 million in 2008, 2009 and 2010, respectively, to Cameco Corporation for the purchase of uranium to operate the nuclear plants owned by the nuclear joint venture and the storage of uranium. Cameco Corporation is one of the world’s largest uranium companies and Mr. Curtiss serves as a non-management member of its board of directors.

•

Constellation Energy received payments of $7.0 million, $8.6 million and $7.0 million in 2008, 2009 and 2010, respectively, from McCormick & Company, Inc. for energy supply services provided by BGE and other subsidiaries of Constellation Energy. Mr. Brady and Dr. Hrabowski serve as non-management members of the board of directors of McCormick.

•

Constellation Energy received payments of $5.2 million and $5.5 million in 2009 and 2010, respectively, from T. Rowe Price Group, Inc. for energy supply services provided by BGE and other subsidiaries of Constellation Energy. Mr. Brady serves as a non-management member of the board of directors of T. Rowe Price.

•

Constellation Energy received payments of $2.5 million in 2009 from Kindred Healthcare, Inc. for energy supply services provided by subsidiaries of Constellation Energy. Ms. Berzin serves as a non-management member of the board of directors of Kindred Healthcare.

•

Constellation Energy received payments of $1.4 million in 2010 from the U.S. Federal Reserve Bank for energy supply services provided by BGE and other subsidiaries of Constellation Energy. Mr. Brady serves as a non-management member of the board of directors of the Baltimore branch of the Federal Reserve Bank of Richmond.

•

Messrs. Brady and Lawless, Dr. Hrabowski and Ms. Lampton are directors and/or executive officers of tax-exempt organizations to which Constellation Energy or its affiliates have made contributions during the past three years. Contributions to any one tax-exempt organization did not exceed $200,000 in any of the past three years and did not exceed 2% of any such organization’s consolidated gross revenues in any of the past three years, except for contributions in the amount of $205,000 in 2010 to UMBC of which Dr. Hrabowski is President.

•

A subsidiary of Constellation Energy paid fees to a law firm, in which Mr. Curtiss was a partner until April 2008, for legal services rendered in 2008. The amount paid to the law firm in 2008 and while Mr. Curtiss was a partner was $116,000 and did not exceed 2% of the law firm’s consolidated gross revenues in 2008. Mr. Curtiss did not have a material direct or indirect interest in the relationship.

CORPORATE GOVERNANCE

The Board of Directors met seven times in 2010. Each of the directors nominated for reelection attended 75% or more of the total number of meetings of the Board of Directors and of any committees on which the director served.

The Board of Directors has adopted a policy which encourages each director to attend the annual meeting of shareholders. Nine of the eleven directors in office as of the date of the 2010 annual meeting of shareholders attended the meeting.

Committees of the Board of Directors

The Board of Directors has the following committees:

Executive Committee: This committee may exercise all of the powers of the Board of Directors, except that it may not authorize dividends or the issuance of stock (except in certain limited circumstances authorized by the Board of Directors), recommend to shareholders any action requiring shareholder approval, amend the bylaws, or approve mergers or share exchanges that do not require shareholder approval. The committee met two times in 2010. Mr. Shattuck is Chairman, and Messrs. Brady, Curtiss and Lawless and Dr. Hrabowski are members.

Audit Committee: This committee oversees Constellation Energy’s auditing, accounting, financial reporting, risk management, corporate compliance and internal control functions as set forth in its charter. The committee also approves the services provided by Constellation Energy’s independent registered public accounting firm, and monitors and evaluates its performance, the fees paid, and the compatibility of the non-audit services provided by the firm with maintaining the firm’s independence. Each member of the committee is an “audit committee financial expert” as that term is defined in the applicable rules of the Securities and Exchange Commission (SEC), and “financially literate” as that term is defined in the listing standards of the NYSE. During 2010, Mr. Brady served on the audit committees of three other public companies. The Board of Directors has determined that such service did not impair the ability of Mr. Brady to effectively serve on the committee. The committee met eight times in 2010. Mr. Brady is Chairman, and Messrs. Skolds and Sullivan and Ms. Berzin are members.

Committee on Nuclear Power: This committee advises the Board of Directors on Constellation Energy’s participation in a joint venture with Électricité de France, relating to a nuclear generation and operation business. The committee met eight times in 2010. Mr. Curtiss is Chairman, and Ms. Lampton and Mr. Skolds are members.

Compensation Committee: With respect to compensation and benefits matters, this committee is responsible for:

•	reviewing and recommending to the Board of Directors compensation for directors,

•	establishing total compensation for the chief executive officer and other executive officers,

•

reviewing and approving the goals and objectives relevant to the chief executive officer’s compensation, evaluating the chief executive officer’s performance in light of those goals and objectives and setting the chief executive officer’s compensation level based on this evaluation,

•	establishing the design of benefit plans in which directors and executive officers participate,

•	establishing and periodically reviewing policies concerning perquisites and fringe benefits for the chief executive officer and other executive officers,

•	approving the terms of any severance, change in control or employment contract for the chief executive officer and other executive officers,

•

reviewing and discussing with management the Compensation Discussion and Analysis to be included in the proxy statement, recommending inclusion of the Compensation Discussion and Analysis in the proxy statement to the Board of Directors and reviewing any other material disclosure concerning compensation matters,

•	reviewing and discussing with management Constellation Energy’s disclosure controls and procedures relating to executive compensation matters,

•

reviewing and discussing with management its assessment as to whether risks arising from Constellation Energy’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on Constellation Energy and any proposed disclosures related to such assessment,

•

reviewing and making recommendations to the Board of Directors with respect to proposals to be submitted for shareholder advisory votes relating to the compensation of Constellation Energy’s named executive officers and the frequency of the vote on such compensation,

•	reviewing and making recommendations to the Board of Directors with respect to executive incentive compensation plans and equity-based plans, and

•	approving and periodically reviewing director and executive officer stock ownership guidelines.

        This committee also reviews the recommendations of the chief executive officer for candidates for positions as executive officers of Constellation Energy and recommends candidates to the Board of Directors. The committee also oversees succession planning for the chief executive officer and senior management. The committee met five times in 2010. Mr. Lawless is Chairman, and Mr. de Balmann and Dr. Hrabowski are members. Information on the roles of executive officers and compensation consultants in determining or recommending the amount or form of executive and director compensation is provided under Compensation Discussion and Analysis and Director Compensation below.

Nominating and Corporate Governance Committee: This committee considers and recommends to the Board of Directors nominees for election as directors, including nominees recommended by shareholders. It oversees corporate governance, Board of Directors composition, annual evaluations of the Board of Directors and its committees, and committee structure, membership and functions. The committee periodically reviews Constellation Energy’s Corporate Governance Guidelines and Principles of Business Integrity. The committee met four times in 2010. Dr. Hrabowski is Chairman, and Messrs. de Balmann and Lawless are members.

The Audit, Compensation and Nominating and Corporate Governance Committees are composed entirely of independent directors under NYSE listing standards, SEC requirements and other applicable laws, rules and regulations.

In connection with the transaction with EDF Group and affiliates (EDF) described in Transactions with Related Persons, the Board formed a Transaction Committee, consisting of Messrs. Brady, Curtiss, de Balmann and Lawless, which met twice in 2010 and dissolved following the transactions with EDF in 2010 described in Transactions with Related Persons.

Each of the standing committees of the Board of Directors has adopted a charter, copies of which Constellation Energy maintains on its website, www.constellation.com, as well as copies of its Corporate Governance Guidelines, Principles of Business Integrity, Corporate Compliance Program, Insider Trading Policy, Policy and Procedures with respect to Related Person Transactions and Information Disclosure Policy. Copies of these documents are also available in print upon request of Constellation Energy’s Corporate Secretary. The Principles of Business Integrity is a code of ethics which applies to all of our directors, officers and employees, including the chief executive officer, chief financial officer and chief accounting officer. Constellation Energy will post any amendments to, or waivers of, the Principles of Business Integrity applicable to its chief executive officer, chief financial officer or chief accounting officer on its website.

Role of Board of Directors in Risk Oversight

The Board of Directors is responsible for risk oversight of Constellation Energy’s activities. The Board of Directors has approved Constellation Energy’s risk appetite statement and has authorized management to establish risk policies and limits consistent with this statement. The Audit Committee of the Board of Directors periodically reviews compliance with Constellation Energy’s risk policies and limits and the effectiveness of the related internal controls. Management has established the risk appetite statement in the context of the market environment and Constellation Energy’s business strategy. In setting the risk appetite, Constellation Energy takes into consideration factors such as market volatility, product liquidity, business trends, and management experience.

Senior management, through a Risk Management Committee (RMC), is responsible for approving risk management policies and limits consistent with the risk appetite statement, reviewing procedures for the identification, assessment, measurement, and management of risks, and monitoring risk exposures. Business managers are responsible for managing risks within the established risk appetite, while the Risk Management Group (RMG) is responsible for enforcing compliance with risk management policies and risk limits. The RMG reports to the Chief Risk Officer, who is a member of Constellation Energy’s Management Committee and who reports to the Chief Executive Officer and the Board of Directors. The Chief Risk Officer provides regular risk management updates to the Audit Committee and the Board of Directors. In addition, the Chief Risk Officer coordinates with the risk management committees in the business units that meet regularly to identify, assess, and quantify material risk issues and to develop strategies to manage these risks.

In addition, each of the other committees of the Board of Directors considers the risks within its areas of responsibility. For example, the Compensation Committee reviews the risks arising from Constellation Energy’s compensation policies and practices to determine whether those risks are reasonably likely to have a material adverse effect on Constellation Energy, and the Committee on Nuclear Power reviews risks relating to Constellation Energy’s participation in a nuclear energy-related joint venture.

The Board of Directors believes that Constellation Energy’s current Board leadership structure, as discussed below, takes into account the Board of Directors’ role in risk management oversight including the appropriate delegation of risk management oversight responsibilities to the various committees of the Board of Directors.

Leadership Structure of Board of Directors

The Board of Directors believes that no single board leadership structure is universally or permanently appropriate and that Constellation Energy’s shareholders are best served if the Board of Directors has the flexibility to adapt its leadership structure from time to time in appropriate consideration of then-existing facts and circumstances. Under Constellation Energy’s bylaws and Corporate Governance Guidelines, the Board of Directors has the flexibility to combine or separate the Chairman of the Board and CEO positions to ensure that the best qualified persons are chosen to serve as Chairman of the Board and CEO. Currently, Mr. Shattuck serves as both Constellation Energy’s Chairman of the Board and CEO. The Board of Directors believes that Mr. Shattuck is best situated to serve as Chairman of the Board because he is the director most familiar with Constellation Energy’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of Constellation Energy’s strategy. For Constellation Energy, combining the roles of the Chairman of the Board and CEO provides for more effective leadership of the Board of Directors and management of Constellation Energy’s business by promoting strategy development and execution, and facilitating information flow between management and the Board of Directors.

The Board of Directors also believes that Constellation Energy’s existing corporate governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, Constellation Energy’s senior management. These practices, which are set forth in Constellation Energy’s Corporate Governance Guidelines and committee charters, include:

•	Director Independence. Under NYSE listing requirements, a majority of our directors must be independent. At present, all of our directors, other than Mr. Shattuck, are independent.

•

Lead Director. The Board of Directors designates a “Lead Director” from among the independent directors. The Board of Directors has currently designated Mr. Lawless, who is the Chairman of the Compensation Committee, to act as its Lead Director. In that capacity, Mr. Lawless has the following leadership duties and authority:

•	presiding at all meetings of the Board of Directors where the Chairman of the Board of Directors is not present;

•	serving as a liaison between the Chairman of the Board of Directors and the independent directors;

•	approving information sent to the Board of Directors, and agendas and meeting schedules for Board of Directors meetings;

•	calling meetings of independent directors;

•	chairing executive sessions of the independent members of the Board of Directors; and

•	serving as a contact for shareholder complaints (other than auditing/accounting complaints, for which the Chairman of the Audit Committee is the contact for shareholders).

Interested parties may communicate directly with Mr. Lawless in his capacity as Lead Director by writing to the Corporate Secretary, Constellation Energy Group, Inc., 100 Constellation Way, Suite 1800P, Baltimore, Maryland 21202, or by calling (877) 248-1476.

•

Board Committees. Four Board committees provide independent oversight of management—the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Committee on Nuclear Power. Each of the committees is composed entirely of independent directors. Each committee holds regular executive sessions at which only committee members are present and is authorized to retain its own outside counsel and other advisors as it deems necessary. The members and chairman of each committee are elected by the Board of Directors and the composition of each committee is reviewed annually by the Nominating and Corporate Governance Committee. Each committee provides to the Board of Directors a full report of its activity conducted in accordance with its charter.

•

Regular Meetings and Executive Sessions. The Board of Directors meets at regularly scheduled meetings at least six times per year, and will meet more often if necessary. Any director may request items to be included on the Board and committee meeting agendas, and any director may raise subjects that are not on the agenda. Executive sessions of the independent directors are held prior to or following each regularly scheduled meeting of the Board of Directors. Each Board member has complete and unfettered access to management.

The shareholders of Constellation Energy also have mechanisms available to them to ensure that the Board of Directors retains appropriate oversight of the CEO and other senior management. For instance, each year, each member of the Board of Directors must be elected by shareholders under a majority voting standard. In addition, as discussed in Shareholder Communications, any shareholder may communicate with any member of the Board of Directors.

NOMINATIONS FOR DIRECTOR

The Board of Directors seeks nominees with a broad diversity of experience, professions, viewpoints, skills and backgrounds that will enable them to make a significant contribution to the Board of Directors, Constellation Energy and its shareholders. Annually, the Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board of Directors, and recommends to the full Board of Directors the slate of director candidates to be nominated for election at the next annual meeting of shareholders. The Board of Directors believes that the backgrounds and qualifications of the current director nominees, considered as a group, provide a broad diversity of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. We discuss each nominee’s specific experience, qualifications, attributes and skills that the Board of Directors considered in concluding that the nominee should serve as a director in Director Nominees.

Constellation Energy’s Corporate Governance Guidelines, a copy of which is maintained on our website, www.constellation.com, include the following criteria that are to be considered by the Nominating and Corporate Governance Committee and Board of Directors in considering candidates for nomination to the Board of Directors:

•

Experience, including leadership experience in business or administrative activities; breadth of knowledge about issues affecting Constellation Energy and the industries/markets in which it operates; and the ability and willingness to contribute special competencies to Board of Directors activities.

•

Personal attributes, including unquestioned personal integrity; loyalty to Constellation Energy and concern for its success and welfare; willingness to criticize and to apply sound business ethics and independent judgment; awareness of the director’s role in Constellation Energy’s corporate citizenship responsibilities and image; availability for meetings and consultation on Constellation Energy matters; broad contacts with relevant business and political leaders; and willingness to assume broad stewardship responsibility on behalf of all constituents for the management of Constellation Energy.

•

Each Board of Directors member is expected to devote sufficient time to carrying out Board of Directors duties and responsibilities effectively and should be committed to serve on the Board of Directors for an extended period of time.

•

Each Board of Directors member is expected to become a shareholder and have a financial stake in Constellation Energy. In this regard, directors are required to, within five years of their initial appointment as a director of Constellation Energy, own Constellation Energy stock or deferred stock units with a value equal to at least five times the amount of their annual cash retainer for service as a director.

•	Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, sex, sexual orientation, ancestry, national origin or disability.

The Board of Directors has adopted a policy whereby the Nominating and Corporate Governance Committee shall consider the recommendations of shareholders with respect to candidates for election to the Board of Directors and the process and criteria for such candidates shall be the same as those currently used by Constellation Energy or otherwise suggested by the Board of Directors or management for director candidates recommended by the Board of Directors. From time to time, the Nominating and Corporate Governance Committee may retain third party search firms to assist the Board of Directors in identifying and evaluating potential nominees to the Board of Directors.

Each of the nominees for director proposed by the Board of Directors is a current director of Constellation Energy, and, as discussed in Determination of Independence, all of them (other than Mr. Shattuck) have been determined by the Board of Directors to be independent under NYSE listing standards.

A shareholder who wishes to recommend to the Nominating and Corporate Governance Committee a nominee for director for the 2012 annual meeting of shareholders should submit the recommendation in writing to the Corporate Secretary, Constellation Energy Group, Inc., 100 Constellation Way, Suite 1800P, Baltimore, Maryland 21202 so it is received by January 28, 2012.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has adopted a policy whereby any communications from shareholders of Constellation Energy to the Board of Directors shall be directed to Constellation Energy’s Corporate Secretary, who shall (i) determine whether any of such communications are significant, and promptly forward significant communications to the appropriate members of the Board of Directors, and (ii) keep a record of all shareholder communications that the Corporate Secretary deems not to be significant and report such communications to the Board of Directors on a periodic basis, but not less frequently than quarterly. Any communication specifically directed to the Lead Director shall be forwarded promptly to the Lead Director.

A Constellation Energy shareholder who wishes to communicate to the Board of Directors may submit such communication in writing to the Corporate Secretary, Constellation Energy Group, Inc., 100 Constellation Way, Suite 1800P, Baltimore, Maryland 21202, or call (877) 248-1476.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Électricité de France

As disclosed in Stock Ownership, EDF Inc. beneficially owns more than five percent of Constellation Energy’s voting securities.

In October 2010, Constellation Energy reached a comprehensive agreement with EDF Group and affiliates (EDF) that restructured the relationship between the two companies, eliminated an outstanding asset put arrangement and transferred to EDF the full ownership of UniStar Nuclear Energy, LLC (UniStar). In November 2010, Constellation Energy and EDF closed the transactions contemplated by this comprehensive agreement. The agreement includes the following significant terms:

•	EDF acquired Constellation Energy’s 50% ownership interest in UniStar and became the 100% owner of UniStar.

•	Constellation Energy terminated its rights under an existing asset put arrangement.

•	EDF paid Constellation Energy $140 million in cash and transferred to Constellation Energy 2.4 million shares of Constellation Energy common stock that it owned.

•	EDF relinquished its seat on Constellation Energy’s Board of Directors and the existing investor agreement between the companies was terminated (including a standstill provision).

Subsequent to the closing of the comprehensive agreement, EDF transferred an additional 100,000 shares upon our registering for resale EDF’s remaining shares of Constellation Energy common stock with the Securities and Exchange Commission.

In addition, upon receipt of necessary approvals:

•

Within two years of the closing of the comprehensive agreement, Constellation Energy will cause Constellation Energy Nuclear Group, LLC (CENG) to transfer to UniStar potential new nuclear sites at the Nine Mile Point and Ginna nuclear generating plants in New York State.

•	EDF will transfer to Constellation Energy an additional 1 million shares of Constellation Energy common stock that it owns.

Constellation Energy and EDF have retained their ownership of CENG in the same ownership percentages (50.01% for Constellation Energy and 49.99% for EDF). In connection with CENG, as part of the comprehensive agreement, Constellation Energy and EDF agreed:

•

to modify a power purchase agreement between CENG and each of Constellation Energy and EDF such that new purchases will be unit contingent through the end of the agreement’s term in 2014. In addition, beginning on January 1, 2015 and continuing to the end of the life of the respective plants, Constellation Energy will purchase 50.01% of the output of CENG’s nuclear plants and EDF will purchase 49.99% of that output, and

•	to extend an administrative services agreement, which specifies payment to Constellation Energy for providing administrative support services to CENG, through 2017.

The comprehensive agreement and related transactions are summarized in additional detail in the Annual Report accompanying this Proxy Statement and in Constellation Energy’s Current Reports on Form 8-K filed November 1, 2010 and November 8, 2010.

Policy and Procedures with respect to Transactions with Related Persons

Constellation Energy has adopted a Policy and Procedures with respect to Related Person Transactions, a copy of which is available on Constellation Energy’s website at www.constellation.com. This policy sets forth the review and approval requirements for transactions in which Constellation Energy will be a participant and any Constellation Energy director, director nominee, executive officer, other employee or greater than 5% beneficial owner of Constellation Energy common stock, or any immediate family member or any affiliated entity of such persons, has a direct or indirect interest.

Pursuant to this policy, any proposed transaction that would require disclosure under the SEC’s related persons transaction disclosure requirements must be submitted to the Nominating and Corporate Governance Committee for consideration at the next committee meeting, or, if it is not practicable or desirable to wait until the next meeting, to the Chair of the Nominating and Corporate Governance Committee, who has delegated authority to act between committee meetings. No member of the Nominating and Corporate Governance Committee may participate in any consideration or approval of any related person transaction with respect to which such member or any of such member’s immediate family members is the related person.

The Nominating and Corporate Governance Committee or the Chair may approve only those related persons transactions that are in, or are not inconsistent with, the best interests of Constellation Energy and its shareholders, as the Committee or the Chair determines in good faith. In making such a determination, the Nominating and Corporate Governance Committee or the Chair is required to consider all of the relevant facts and circumstances relating to the transaction including, but not limited to, the following:

•	the benefits to Constellation Energy;

•	if the transaction involves a director, a member of the director’s immediate family or entity affiliated with the director, the impact on the director’s independence;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties.

If Constellation Energy becomes aware of an ongoing related person transaction subject to the SEC’s related persons transaction disclosure requirements that was not properly approved, it must be submitted to the Nominating and Corporate Governance Committee or the Chair for an evaluation of all the options, including ratification, amendment or termination. If the related persons transaction has been completed, the Nominating and Corporate Governance Committee or the Chair must determine if rescission of the transaction is appropriate and request that Constellation Energy’s chief compliance officer determine the reason the transaction was not properly approved and whether any changes to the related persons transaction approval policy and procedures are recommended.

The Chair must report to the Nominating and Corporate Governance Committee at the next Committee meeting any approval made by him pursuant to his delegated authority and the Committee must periodically report on its activities pursuant to the policy to the Board of Directors. Annually, the Committee reviews any previously approved related persons transactions involving executive officers or directors that remain ongoing to determine if it remains in the best interests of Constellation Energy and its shareholders to continue the transaction.

The full Board of Directors (which included all members of the Nominating and Corporate Governance Committee) approved the transactions with EDF given their significance to Constellation Energy.

During 2010, there were no other transactions with related persons required to be reported under the applicable rules and regulations of the SEC.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee of the Board of Directors is to assist the Board of Directors in its oversight of Constellation Energy’s responsibility relating to: (i) the integrity of Constellation Energy’s financial statements; (ii) compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of Constellation Energy’s internal auditors and independent registered public accounting firm; (v) risk assessment; and (vi) risk management. We operate pursuant to a charter, a current copy of which is available on Constellation Energy’s website at www.constellation.com. Management of Constellation Energy is responsible for the preparation, presentation and integrity of Constellation Energy’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing Constellation Energy’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters they deem appropriate.

In the performance of our oversight function, we have considered and discussed the audited financial statements with management and the independent registered public accounting firm. We also have discussed with the independent registered public accounting firm such firm’s audit of the effectiveness of Constellation Energy’s internal control over financial reporting. We rely without independent verification on the information provided to us and on the representations made by management and the independent registered public accounting firm. We have discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) standards, AU Section 380, Communication with Audit Committees, as currently in effect. Finally, we have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, as currently in effect, and have considered whether the provision of non-audit services by the independent registered public accounting firm to Constellation Energy is compatible with maintaining the independent registered public accounting firm’s independence and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the reports and discussions described in this report, we recommended to the Board of Directors that the audited financial statements be included in Constellation Energy’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

James T. Brady, Chairman	Ann C. Berzin
John L. Skolds	Michael D. Sullivan

February 24, 2011

STOCK OWNERSHIP

Stock Ownership of Five Percent Beneficial Owners

As of March 18, 2011, to the knowledge of the Board of Directors, the only persons beneficially owning more than 5% of Constellation Energy voting securities were:

Name and address of beneficial owner	Title of class	Amount of beneficial ownership	Percent of class
AllianceBernstein LP1 1345 Avenue of the Americas New York, NY 10105	Common Stock	15,482,500	7.7%
EDF Inc.[2] 5404 Wisconsin Avenue, Suite 400 Chevy Chase, MD 20815	Common Stock	14,464,095	7.21%
BlackRock, Inc.[3] 55 East 52nd Street New York, NY 10055	Common Stock	11,323,643	5.6%
T. Rowe Price Associates, Inc.[4] 100 East Pratt Street Baltimore, MD 21202	Common Stock	10,501,994	5.2%

[1]

According to Schedule 13G filed February 9, 2011, AllianceBernstein LP has disclosed that it has sole power to direct the vote of 12,650,155 shares and to direct the disposition of 15,471,272 shares and shared power to direct the disposition of 11,228 shares.

[2]

According to Amendment No. 10 to Schedule 13D filed November 4, 2010, EDF Inc. has disclosed that it is the beneficial owner of 14,564,095 shares and shares power to direct the vote and to direct the disposition of the shares with Électricité de France S.A. and E.D.F. International S.A., as the direct and indirect parent companies of EDF Inc. On November 23, 2010, EDF Inc. transferred 100,000 shares to Constellation Energy upon Constellation Energy registering for resale EDF Inc.’s remaining shares of Constellation Energy common stock with the Securities and Exchange Commission.

[3]

According to Amendment No. 1 to Schedule 13G filed February 2, 2011, BlackRock, Inc. has disclosed that it, together with certain affiliated entities, directly or indirectly, has sole power to direct the vote and disposition of 11,323,643 shares.

[4]

According to Schedule 13G filed February 10, 2011, T. Rowe Price Associates, Inc. has disclosed that it has sole power to direct the vote of 3,158,251 shares and to direct the disposition of 10,501,994 shares.

Stock Ownership of Directors and Executive Officers

The following table shows as of March 18, 2011, the beneficial ownership of Constellation Energy common stock of each director, the named executive officers of Constellation Energy shown in the 2010 Summary Compensation Table, and all directors and executive officers as a group. If the individual participates in Constellation Energy’s long-term incentive plans, Shareholder Investment Plan or Employee Savings Plan, those shares are included. Each of the individuals listed in the table beneficially owned less than 1% of the outstanding shares of Constellation Energy common stock, except Mr. Shattuck, who beneficially owned approximately 1.5% of the outstanding shares. All directors and executive officers as a group beneficially owned approximately 2.5% of the outstanding shares of Constellation Energy common stock. None of them beneficially owned shares of any other class of our or any of our subsidiaries’ equity securities. The address of each executive officer and director is c/o Constellation Energy Group, Inc., 100 Constellation Way, Baltimore, Maryland 21202.

Name	Beneficial Ownership (Shares of Common Stock)[1]		Deferred Stock Units[2]
Henry B. Barron	105,061	[3]	24,323
Ann C. Berzin	-0-		17,883
James T. Brady	7,226		12,660
James R. Curtiss	6,782		19,976
Yves C. de Balmann	2,055		26,541
Freeman A. Hrabowski, III	3,667		28,237
Kathleen W. Hyle	130,495	[3,4]	-0-
Nancy Lampton	14,179	[5]	23,067
Robert J. Lawless	3,520		29,263
Mayo A. Shattuck III	3,041,974	[3]	169,608
John L. Skolds	-0-		18,367
Michael D. Sullivan	9,921		17,560
Jonathan W. Thayer	202,175	[3,6]	-0-
Michael J. Wallace	973,122	[3,7]	-0-
All Directors and Executive Officers as a group (21 individuals)	5,177,889	[3]

[1]	Amounts included in the Deferred Stock Units column are not included in this column.
[2]

For non-employee directors, deferred stock units represent the deferral of retainers and restricted stock awards in deferred stock units, as further described in Director Compensation. For executive officers, deferred stock units represent fully vested restricted stock units that provide for the issuance of shares of common stock. In the case of Mr. Barron, the shares will be issued on December 28, 2011 and, in the case of Mr. Shattuck, the shares will be issued on February 26, 2012 with respect to 42,778 of the units and when he ceases employment with Constellation Energy with respect to 125,558 of the units. The units are subject to restrictions on transfer until that time. In addition, Mr. Barron’s deferred stock units also represent unvested service-based restricted stock units that will settle in cash or shares of common stock at the sole discretion of Constellation Energy and vest ratably over four years beginning April 1, 2009.

[3]

Includes the following shares that may be acquired upon exercise of stock options that are exercisable on or within 60 days after March 18, 2011: Mr. Barron, 92,234 shares; Ms. Hyle, 121,904 shares; Mr. Shattuck, 2,746,732 shares; Mr. Thayer, 194,198 shares; Mr. Wallace, 750,830 shares and all directors and executive officers as a group, 4,513,500 shares.

[4]	Includes 375 shares held by Ms. Hyle’s children.
[5]	Includes 7,500 shares held by Hardscuffle, Inc. Ms. Lampton disclaims beneficial ownership of such securities.
[6]	Includes 1,440 shares held by Mr. Thayer’s children.
[7]

A total of 154,147 shares are pledged as security, which includes 4,147 shares held by trusts for which Mr. Wallace and his wife are trustees and share voting and investment power. In addition, includes 4,200 shares held by a family foundation of which Mr. Wallace serves as a trustee and 50,000 shares held by an irrevocable trust over which Mr. Wallace has investment control.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

In this compensation discussion and analysis, we explain our general compensation philosophy for the executives named in the 2010 Summary Compensation Table, our named executive officers, as well as provide an overview and analysis of the different material elements of compensation that we provide our named executive officers. We have organized our discussion and analysis as follows:

•	First, we provide an executive summary of our compensation philosophy and practices and the 2010 compensation decisions for our named executive officers.

•	Second, we discuss our 2010 strategic business objectives and how they affected executive compensation.

•	Next, we give an overview of the objectives of our 2010 compensation program and what our compensation program is designed to reward.

•	Then, we discuss our use of compensation consultants and our approach to benchmarking the compensation for each of the named executive officers.

•

Finally, we describe each material element of compensation that we pay to our named executive officers, how we selected the various elements and amounts of compensation, and how decisions we make about one element of compensation fit into our overall compensation program and affect decisions regarding other elements of compensation.

Executive Summary

Constellation Energy 2010 Performance

In 2010, Constellation Energy performed well and completed all of the strategic initiatives we established for 2010.

•	We supported the continued growth of our wholesale and retail energy supply business by:

¡

investing more than $1 billon of cash in 4,300 MWs of physical generation assets at attractive prices including Boston Generating’s 2,950 MW generating fleet in New England, and two gas-fired generating facilities in Texas—the 550 MW Colorado Bend Energy Center and the 550 MW Quail Run Energy Center;

¡	completing construction of our Hillabee natural gas plant in Alabama and the Criterion wind project in Western Maryland;

¡

further strengthening our demand response business by acquiring CPower, an energy management and demand response provider, which increased our managed demand response portfolio to over 1,500 MWs, making us the second largest demand response provider in the commercial and industrial competitive markets; and

¡	beginning to offer electricity supply to residential customers in Maryland and New Jersey, which grew to more than 80,000 residential customers by year end.

•	Our regulated electric and gas utility, Baltimore Gas and Electric Company (BGE), continued to invest in safety and reliability, and is an industry leader in operating efficiency. In particular, BGE:

¡	significantly exceeded its targets for safety, customer satisfaction, and financial performance;

¡

received approval from the Maryland Public Service Commission (Maryland PSC) to deploy its ambitious Smart Grid initiative that is intended to improve service and reliability and facilitate customer savings; and

¡	received an electric and gas distribution rate increase order from the Maryland PSC (the first electric rate order for BGE in more than 17 years).

•	Our nuclear generation business continued to be the top industry leader in reliability as evidenced by a unit average capability factor that exceeded 93% for the seventh consecutive year.

Pay-for-Performance Philosophy

Constellation Energy rewards executives through compensation programs that are designed to establish a strong relationship between executive pay and company performance based on the achievement of enterprise-wide goals. As a result, a high proportion (87%) of our named executive officers’ compensation is performance-based in the form of short-term and long-term incentive opportunities that maintain the link between compensation and performance.

Base salary and incentive opportunity are set based on the market median; therefore an executive may earn above median pay based upon company and executive performance against pre-established target objectives.

Short-term incentive metrics are aligned with and support the corporate strategic plan and provide potential payouts based on meeting annual objectives. As described in Material Elements of Compensation on page 34, Constellation Energy met or exceeded all but three of the 33 short-term incentive performance goals, resulting in the creation of the incentive pool from which the short-term incentive award payouts to the named executive officers for 2010 performance were made.

The long-term incentive opportunity rewards sustained total shareholder return and stock price performance. Long-term incentive awards are generally split evenly between performance units that vest at the end of three years and which reward our named executive officers only if the value delivered to Constellation Energy shareholders exceeds the value delivered by the peer companies and stock options that vest ratably over three years and which only create value for the recipients when the stock price increases.

Differences between Constellation Energy Compensation Approach and SEC Reporting Requirements

We note that several of the elements and the timing of the compensation program as administered annually by the Compensation Committee do not directly correspond to the information set forth in the tables required to be included in this Proxy Statement pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). As discussed below in Use of Compensation Consultants and Benchmarking, each February after performance results for the prior year are finalized and publicly announced, short- and long-term incentive payouts for the prior performance period are determined and base salary changes and long-term incentive grants are approved for each executive officer, including the named executive officers, by the Compensation Committee.

As a result, the way in which the Compensation Committee makes compensation decisions for our named executive officers differs from the SEC reporting requirements. These differences are highlighted in the treatment of our CEO’s 2010 short- and long-term incentive awards.

•	The total value of the 2010 short-term incentive awarded by the Compensation Committee is $5.5 million, consisting of $1.7 million in cash and $3.8 million in fully vested stock units with a sale restriction that expires December 28, 2011. The shares received by Mr. Shattuck upon lapse of the sale restriction, net of any shares withheld to pay taxes, must be held by him until he retires from Constellation Energy. The Compensation Committee structured the short-term incentive award in this way to align the majority of this award with ongoing shareholder interests. While the cash portion of the short-term incentive award is shown in the Non-Equity Incentive Plan Compensation column of the 2010 Summary Compensation Table, the SEC requires that the stock award be reflected in the Stock Awards column in the year in which it was granted, regardless of the performance year for which the stock was awarded.

•

The Compensation Committee’s approach with respect to long-term incentive awards is to determine the long-term incentive grant amount based on the prior year’s performance and the Committee’s consideration of current executive compensation trends and other information. However, the SEC requires that the stock and option awards be reflected in the Summary Compensation Table in the year they were granted.

To demonstrate the Compensation Committee’s approach to executive compensation administration, the table below summarizes the Committee’s total rewards approach to our CEO’s compensation as administered in 2007 through 2011 for performance in 2006 through 2010. This table includes base salary paid during the year indicated and the short- and long-term incentives awarded in the February following the year indicated.

Year	Salary ($)	Short-Term Incentive ($)	Long-Term Incentives ($)	Total ($)
2010	1,300,000	5,500,000	5,200,000	12,000,000
2009	1,300,000	4,500,000	6,200,000	12,000,000
2008	1,290,385	—	6,500,000	7,790,385
2007	1,201,923	5,500,000	8,500,000	15,201,923
2006	1,000,000	5,000,000	8,000,000	14,000,000

Another difference between Constellation Energy’s view of compensation and the way the SEC requires information to be reported is in regards to the change in pension value. The 2010 Summary Compensation Table includes a change in value associated with retirement plans that is factored into the Total column. As described later in this Proxy Statement, Mr. Shattuck is vested in a supplemental retirement plan that is designed to provide a competitive total compensation and benefits package. In 2010 Mr. Shattuck’s supplemental retirement benefit value increased; however, Mr. Shattuck has received no distribution of funds from the plan. While the value of his benefit will increase or decrease from year to year, the plan was offered to Mr. Shattuck when he was recruited to manage the company in 2001 and the plan benefit formula has not been modified during Mr. Shattuck’s tenure with Constellation Energy. While the Compensation Committee considers the value of Mr. Shattuck’s pension in determining his overall compensation, the year-over-year change in value may increase or decrease each year based upon factors such as discount rates, age and mortality assumptions that are beyond the control of the Compensation Committee. The change in value is therefore not included in the table above.

Relationship between Executive Compensation and Performance for 2010 and Past Five Years

In February 2011, the Compensation Committee determined not to increase Mr. Shattuck’s base pay and awarded him short- and long-term incentive awards with a combined value equal to those awarded in February 2010, as shown in the table above.

In making these compensation determinations, the Compensation Committee considered that Mr. Shattuck directed Constellation Energy in a manner that enabled it to meet or exceed all but three of the 33 metrics established for 2010 performance. The Committee also noted that while Constellation Energy performed in an economic environment in which power prices had declined significantly, Constellation Energy’s total shareholder return (TSR) decreased only slightly during 2010, as compared to 2009. In consideration of these factors, the Compensation Committee concluded that total CEO compensation should not increase, but remain flat. The Committee also delivered a significant portion of Mr. Shattuck’s short-term incentive award in equity that may not be sold by him prior to retirement, so that the value he ultimately receives is tied directly to Constellation Energy’s stock price.

The following table shows Mr. Shattuck’s compensation over the past five years, based on the Compensation Committee’s approach to executive compensation, as compared to an indexed value of Constellation Energy’s TSR, which represents the value of an initial investment of $100 in Constellation Energy common stock at the beginning of the five-year period. The table shows that for years during which the TSR decreased, year-over-year CEO compensation also decreased, evidencing clear alignment of CEO pay with Constellation Energy’s TSR performance.

In addition to delivering a compensation opportunity that reflects company performance for the previous year, the performance-based nature of the long-term incentive awards ties the value of long-term incentive awards directly to shareholder value and results in a loss of opportunity when the underlying performance measures are not met. Because the company’s stock price declined more than the stock price of the peers against whom we measure our performance during the three-year performance periods ending December 31, 2009 and December 31, 2010, performance units that were granted in 2007 and in 2008 resulted in no payouts. In addition, as of December 31, 2010, all stock options granted in 2007, 2008 and 2010 had a strike price that was above the stock price at December 31, 2010, and therefore provide no value to executives. The following chart illustrates the difference in the intended value of long-term incentive awards for Mr. Shattuck over the past five years versus the realized or expected value of these awards as of December 31, 2010. While this chart applies specifically to the CEO, long-term incentive awards for the other named executive officers experienced similar relative value changes.

Long-term incentive values in the above table represent grants made for the performance years indicated but granted in the February following the performance year and were reported at fair market value in the Grants of Plan Based Awards table in the year in which they were granted. For 2008 and 2009, performance units are valued based on actual performance at December 31, 2010. The actual value of all outstanding performance units will be determined at the end of their respective three-year performance period. Stock options granted for 2006 through 2009 performance are valued based on the difference between the option strike price and the December 31, 2010 closing price of Constellation Energy common stock of $30.63 per share. Performance units and stock options granted for 2010 performance are not shown in the table because the grants were made after December 31, 2010.

Executive Compensation Practices

In addition to establishing a pay-for-performance culture, Constellation Energy has instituted the following executive compensation practices:

•

Constellation Energy has no individual change in control or employment agreements with any executive officer. All named executive officers are currently covered under the same standard severance arrangements as the employees in their respective business units.

•

The Compensation Committee has adopted a claw back policy that applies to all executive officers with respect to short-term and long-term incentives as more fully described in Claw Back Policy on page 44.

•	Constellation Energy does not provide tax gross-ups on perquisites received by our executive officers, except for tax gross-up on relocation benefits, which is provided to all employees.

•	Perquisites provided to executives are reviewed annually by the Compensation Committee and are not excessive in form or amount as compared to the Energy Peers listed in Benchmarking.

•	Constellation Energy’s insider trading policy prohibits all employees, including the named executive officers, from using company stock in any hedging activities.

•	The Compensation Committee has retained its own independent compensation consultant since 2007 and also retains its own legal counsel.

•

The incentive design for both short- and long-term incentives helps to mitigate unnecessary risk. Short-term incentives use multiple performance metrics that include qualitative as well as quantitative measures that align the focus of leaders across the organization on more than just financial goals thereby minimizing risk because no single metric materially affects the short-term incentive pool. Long-term incentives focus on metrics that are directly tied to shareholder value and are delivered in overlapping three-year performance cycles which decrease the focus on results in any one performance period.

•

Stock ownership requirements for Constellation Energy’s executive officers create alignment with shareholder interests and require a significant ownership level compared to the Energy Peers listed in Benchmarking.

•	Constellation Energy has never repriced outstanding stock options even at a time when a significant portion of outstanding options are out-of-the-money.

•

The Compensation Committee has structured the payout for the 2010 short-term incentive award for the CEO such that more than half of the award is payable in stock units. The shares received upon lapse of the sale restriction, net of any shares withheld to pay taxes, must be held by the CEO until he retires from Constellation Energy, thus aligning the award with shareholder interests.

•	Constellation Energy benchmarks its named executive officers’ compensation opportunity against the 50th percentile of the benchmark data for the peer groups (discussed in Benchmarking on page 33).

Executive Compensation Framework

We began 2010 with a vision to grow our generation portfolio in strategic markets, leverage technology and innovation to strengthen customer relationships, improve system reliability and continue to drive corporate-wide efficiency. As a result, the 2010 short-term incentive program consisted of financial, customer, process and people and knowledge objectives that focused on positioning the company for strong, sustained growth in 2010 and beyond. The funding mechanism for the 2010 short-term incentive pool was based on an assessment of successful achievement of several objectives including the following:

•	Financial Objectives

¡	Focus on profitable operations

¡	Ensure capital availability and efficiency

¡	Make disciplined investments to support a balanced portfolio

•	Customer Objectives

¡	Establish Constellation Energy as a respected brand

•	Process Objectives

¡	Environmental stewardship

¡	Safety and reliability

¡	Be a policy thought leader and advocate

¡	Positively impact and actively engage the communities in which we live and work

¡	Optimize generation to balance load

¡	Grow the customer supply business

•	People and Knowledge Objectives

¡	Develop our people and leaders

¡	Embrace diversity and inclusion

¡	Drive a high-performance and collaborative culture

The Compensation Committee also considered the overall structure of the company’s short-term and long-term incentive programs. The Committee determined that the overall structure of the programs, including the use of annual performance-based awards and long-term awards consisting of stock options and performance units, continues to serve the Committee’s stated purpose of paying for performance and alignment with shareholder interests. As a consequence, the overall structure of Constellation Energy’s 2010 compensation program remained largely unchanged from prior years.

Executive Compensation Objectives and Major Policies

In structuring the compensation program for our named executive officers, the Compensation Committee traditionally has taken into account that we have multiple businesses. For 2010, that included considering:

•	BGE, a regulated electric and gas public utility in central Maryland.

•	Constellation Energy’s Generation business, which:

¡	develops, owns, owns interests in, operates and maintains electric generation facilities located in various regions of the United States and a fuel processing facility; and

¡	manages certain contractually owned physical assets, including generating facilities and owns an interest in a joint venture that owns and operates nuclear generating facilities.

•	Constellation Energy’s NewEnergy business, which:

¡

is a competitive provider of energy-related products and services for a variety of customers and focuses on serving the energy and capacity requirements (load-serving) of, and providing other energy products and risk management services for, various customers;

¡	manages our upstream natural gas activities; and

¡

designs, constructs, and operates renewable energy, heating, cooling, and cogeneration facilities and provides home improvements, sales of electric and gas appliances, and servicing of heating, air conditioning, plumbing, electrical, and indoor air quality systems.

As a result of these multiple businesses, we compete for executive talent from a variety of labor market pools.

In general, executive compensation is highly leveraged so that executives are rewarded for achieving and exceeding metrics that support our corporate strategy. The compensation policies are designed to meet the following objectives:

•

encourage our executives to manage Constellation Energy in the long-term best interests of its shareholders by aligning their interests with our shareholders’ interests and rewarding them for sustained stock price appreciation and total shareholder return over multiple-year performance periods;

•	maintain strong links between executive compensation and both short-term and long-term performance by rewarding our executives for successful achievement of financial, strategic and operational goals;

•	compete for, attract and retain highly-motivated employees with outstanding skills who are best suited to drive our success over the long term;

•	reflect the differences among our businesses; and

•	ensure that risks arising from compensation programs are not reasonably likely to have a material adverse effect on Constellation Energy (see Compensation Risk Assessment on page 65).

To accomplish these objectives, the Compensation Committee, taking into account corporate, staff, and business unit and individual performance, administers the compensation program so that:

•

A high proportion of our executive officers’ compensation is “at risk” in the form of short-term and long-term incentive opportunities which maintains a strong link between compensation and performance. For example, for 2010, on average approximately 87% of our named executive officers’ total direct compensation (i.e., base salary plus short-term plus long-term incentives) was contingent on performance as set forth in the chart below.

Average Compensation Mix for Named Executive Officers*

*	Consists of base salary as of December 31, 2010, 2010 short-term incentive award paid in March 2011 (as reported in the Non-Equity Incentive Plan Compensation column and footnote 4 of the 2010 Summary Compensation Table) and long-term incentive award granted in February 2010 (as reported in the Stock Awards and Options Awards columns of the 2010 Summary Compensation Table).

•

Generally speaking, executive base salaries are established with reference to compensation data at the 50th percentile for comparable positions in the labor pools from which we recruit. Short-term cash incentive awards also are expected to approximate the 50th percentile in a year of good, but not exceptional, company and individual performance as determined by the Compensation Committee. The incentive program is sufficiently related to performance results such that the total cash compensation (i.e., base salary plus short-term incentives) should attain the top quartile of the market when the Committee determines that individual and company performance have been exceptional. We use this approach because it allows Constellation Energy to provide competitive base salaries and short-term incentive awards that promote exceptional performance by virtue of the opportunity for higher incentive payments, which allows us to compete for, attract and retain executive talent.

•

As discussed more fully below, long-term incentive award grants generally provide the opportunity, based on company actual long-term performance, for total direct compensation in a year of good but not exceptional performance to approximate the 50th percentile of the market, and generally vest over a period of three years to provide retention incentives.

•

Approximately 40% of each named executive officer’s annual total direct compensation is in the form of stock-based or stock-linked awards, such as stock options and performance units, so as to tie a significant portion of long-term compensation to stock price appreciation realized by all Constellation Energy shareholders.

Use of Compensation Consultants and Benchmarking

Overview

Constellation Energy administers compensation changes for all employees, including our named executive officers, on an annual basis. Each February, after performance results for the prior year are finalized and publicly announced, short- and long-term incentive payouts for the prior performance period are determined and base salary changes and long-term incentive grants are approved by the Compensation Committee. This administration schedule permits compensation decisions to be made within a reasonable time after disclosure of Constellation Energy’s financial and operational results, so that an assessment of business unit and individual contributions to corporate performance can provide alignment of pay with performance. This schedule also facilitates the establishment of short- and long-term performance metrics that are consistent with Constellation Energy’s business plan objectives communicated to shareholders at the beginning of the year.

Use of Compensation Consultants

Our Compensation Committee retains a compensation consultant to assist the Committee in determining both the mix of compensation that we make available to our named executive officers and the amount of each element, taking into account the general goals of our compensation program. The compensation consultant also provides research and market data to the Compensation Committee and generally advises the Compensation Committee on matters relating to its executive compensation decision making. A representative of the compensation consultant generally attends meetings of the Compensation Committee and also communicates directly with the Compensation Committee Chair. For 2010, our Compensation Committee retained Exequity LLP (Exequity), which exclusively provides executive compensation consulting services to the Compensation Committee and no other consulting services to Constellation Energy.

Benchmarking

With assistance from the compensation consultant, our Compensation Committee has established the following peer groups to benchmark the components of the total direct compensation of our named executive officers:

•	a peer group of 21 energy companies (Energy Peers) that represents the group of companies that is used by management to evaluate operational and financial performance:

The AES Corporation	Edison International	PG&E Corporation
Allegheny Energy	Entergy Corporation	PPL Corporation
Ameren Corporation	Exelon Corporation	Progress Energy, Inc.
American Electric Power Company	FirstEnergy Corporation	Public Service Enterprise Group
Dominion Resources, Inc.	Mirant Corporation	RRI Energy, Inc.
Duke Energy Corporation	NextEra Energy, Inc.	Sempra Energy
Dynegy Inc.	NRG Energy, Inc.	The Southern Company

•

a broad group of over 350 companies (General Industry Peers) in a proprietary database of executive compensation practices that excludes companies from the financial, healthcare and retail industries because the compensation programs for these industries are typically structured much differently than in the energy industry. Use of data from a broad general industry is a leading benchmarking practice and provides a view of practices and trends outside of the energy industry. The Compensation Committee does not examine the identity of the companies whose pay practices are reflected in the General Industry Peer group, nor does it receive information with respect to pay practices at any individual company.

Constellation Energy management engaged AonHewitt to provide market compensation data using the above-referenced peer groups established by the Compensation Committee. Where strong correlation of data was present, AonHewitt adjusted benchmark data consistent with standard practice to reflect the pay levels the peer group companies were expected to pay if they were Constellation Energy’s revenue size. Exequity analyzed the benchmark data and provided advice and insight to the Committee regarding competitive pay levels for the Chief Executive Officer. The Compensation Committee reviewed the benchmark data for the Chief Executive Officer, and the Committee and the Chief Executive Officer reviewed the benchmark data for the other named executive officers, at the 50th and 75th percentiles as a reference for determining the 2010 base salary, 2010 short-term incentive award and 2010 long-term incentive target award for Constellation Energy’s named executive officers.

During 2010, Towers Watson, Inc. was engaged by Constellation Energy management to provide data regarding market competitive compensation practices for the commodities operation of our NewEnergy business including market compensation data for jobs in that operation. In addition to reviewing the data compiled by AonHewitt from the peer groups referenced above, the Compensation Committee also examined data at the 50th and 75th percentiles for the President/Head of Trading/Marketing Unit from the Towers Watson, Inc. study for Ms. Hyle. This included data from the following companies that are either trading and marketing companies from the financial services sector or energy merchant companies whose business strategies align with our commodities operation:

Financial Services Companies	Energy Companies
Barclays PLC	BP p.l.c.
Credit Suisse Group	Exelon Corporation
Deutsche Bank AG	NextEra Energy, Inc.
Goldman Sachs Group	PPL Corporation
JPMorgan Chase & Co.	Public Service Enterprise Group
Morgan Stanley	Sempra Energy
Shell Trading (US)

Material Elements of Compensation

We paid or provided the following elements of compensation to our named executive officers with respect to 2010:

Base Salaries

To remain competitive for critical talent, while keeping a significant portion of an executive’s overall compensation “at risk,” we targeted the base salaries for our named executive officers to be at approximately the 50th percentile of the base salaries for comparable positions at the peer group companies. For 2010, each named executive officer’s base pay ranged from well below to somewhat above the 50th percentile. Ms. Hyle was the only named executive officer who received a base salary increase for 2010.

Short-Term Incentives

We provided each of our named executive officers with the opportunity to earn an annual cash incentive award for 2010 performance under an Executive Annual Incentive Plan (AIP) that was approved by shareholders in May 2007. These awards are generally intended to qualify as performance-based under Section 162(m) of the Internal Revenue Code.

In February 2010, to focus attention not only on earnings but also on certain key financial, customer, process, and people and knowledge objectives that would enable Constellation Energy to position the company for strong, sustained growth in 2010 and beyond, the Compensation Committee approved a funding mechanism for the pool from which the 2010 short-term incentives for the named executive officers were to be paid based on successful achievement of a number of different performance metrics (the 2010 corporate scorecard). By using a number of different performance metrics, no single metric can materially affect the short-term incentive pool. The targets for each of the performance metrics, which were not given specific weightings, were:

•	Financial Objectives

¡	Focus on profitable operations

■

An adjusted 2010 earnings per share (EPS) range reflecting target performance of $3.05 to $3.25 per share, which represented the lower end of the earnings guidance range disclosed to investors in February 2010

■	Operating expense as a percent of gross margin of 46.9%

■	Transforming Constellation with an earned value of 4.5 – 5.5, which is a measure that represents enhanced corporate efficiency by reducing costs and improving key capabilities

¡	Ensuring capital availability and efficiency

■

Expected competitive business funds from operations (FFO) as a percentage of debt that exceeds 30% in 2010 and 2011 with changes to the forecasted 2012 ratio between a 50 basis points decrease and a 100 basis points increase

■

Maintain net available liquidity (NAL) within $100 million of our liquidity stress case scenario (our liquidity stress case scenario simulates the liquidity needed in the event of adverse extreme price movements, coupled with the liquidity reserved for downgrade collateral requirements)

■	Maintain an investment grade rating

¡	Make disciplined investments to support a balanced portfolio

■	Achieve an adjusted return on equity between 6.4% – 6.9%

•	Customer Objectives

¡	Establish Constellation Energy as a respected brand

■	Customer Satisfaction

•	BGE rating greater than 6.5 (on a scale of 1 to 10)

•	BGE Home greater than 70%

•	Retail Gas greater than 75%

•	Retail Power greater than 60%

•	Process Objectives

¡	Environmental stewardship

■	Maintain our current level of compliance activities

■	Complete an Environmental Management System (EMS) improvement and implementation

■	Maintain stewardship activities in communities where we do business

¡	Safety and reliability

■	Achieve a company-wide OSHA recordable injury rate of no more than 1.25

■	For our fleet of nuclear plants, achieve a unit average capability factor of at least 93.1%

■	For our fossil plants, achieve a reliability score of at least 91.1%

■	For BGE

•	Achieve average annual electric system interruptions per customer of no more than 1.3

•	Achieve average annual hours of interruption per electric customer served of no more than 2.9

¡	Be a policy thought leader and advocate

■	Maintain a presence and activities in key states

■	Expand our profile and impact on highest priority issues

¡	Positively impact and actively engage the communities in which we live and work

■	Sustain the number of volunteer hours contributed by all employees

■	Sustain our current leverage of financial contributions for company- and employee-sponsored events

■	Sustain our involvement in civic affairs and non-profit organizations through board representation

¡	Optimize generation to balance load

■	Add incremental generation of 4-8 TWh

¡	Grow the customer supply business

■	Achieve originated gross margin between $1.04 billion – $1.21 billion

•	People and Knowledge Objectives

¡	Develop our people and leaders

■	Fill 83% or more of open leadership positions from within the company

■	Fill 28% of total open positions from within the company

■

Standardize a succession planning process across the enterprise with consistent definitions and clear identification of critical roles and complete an enterprise-wide talent review with executive leadership

¡	Embrace diversity and inclusion

•	Achieve a level of 16% of employees who are ethnically diverse

•	Achieve a level of 22% of employees who are females

¡	Drive a high-performance and collaborative culture

•	Ensure that the Constellation Energy voluntary attrition rate among our key talent (by title) is no more than 50%

•	Ensure that the Constellation Energy voluntary attrition rate in business critical jobs is no more than 55%

Threshold, target and maximum short-term incentive award amounts were not established for Mr. Shattuck. Target short-term incentive award amounts of 100% of base pay were established for Messrs. Thayer, Barron and Wallace and Ms. Hyle, but threshold and maximum short-term incentive award amounts were not established for these other named executive officers.

At the Compensation Committee meeting in February 2011, the determination of the 2010 short-term incentive award payouts to the Chief Executive Officer and other named executive officers was not based on specific formulas or weighting of the performance metrics but took into account the following material factors:

•	The Committee reviewed company performance under the 2010 corporate scorecard and determined that the company met or exceeded target performance for all but three of the scorecard metrics.

¡

Adjusted EPS for 2010 of $3.29, excluding the $0.23 per share impact of noncash mark-to-market timing losses on economic hedges as publicly reported, was at the high end of the EPS range established at the beginning of the year.

¡	Operating expense as a percent of gross margin was 46.7% excluding the $0.23 per share impact of noncash mark-to-market timing losses on economic hedges for 2010.

¡	Transforming Constellation Energy exceeded the target and achieved an earned value of 5.6.

¡	Our competitive business’ expected 2012 FFO as a percent of debt far exceeded the target performance goal and increased by 590 basis points, while maintaining at least 30% levels in 2010 and 2011.

¡	We exceeded the target net available liquidity goal by having a liquidity profile that was in excess of the stress case scenario by over $2.0 billion.

¡	We met the target performance goal of maintaining an investment grade rating.

¡	Our adjusted return on equity of 6.89% excluding the $0.23 per share impact of noncash mark-to-market timing losses on economic hedges met our target performance goal.

¡	Customer satisfaction goals for all businesses were met or exceeded.

¡	We met or exceeded all of our environmental stewardship goals including the completion of an environmental management system.

¡	We exceeded 2010 safety performance goals across the company with an OSHA recordable injury rate of 1.15.

¡	Nuclear generation achieved a 94.2% unit average capability factor which was the highest in the industry and exceeded target performance.

¡

Fossil generation achieved 87.1% reliability, which did not meet target performance. Fossil plant reliability was negatively impacted by equipment failures and the use of lower emission coal that caused unexpected performance issues.

¡	The BGE average annual electric system interruptions per customer met the target level and achieved 1.31.

¡	The BGE average annual hours of interruption per electric customer served did not achieve target performance due to an above average number of storm events in 2010.

¡

We were able to enhance our presence and activities in key states and began the process of reaching into new states while also maintaining a profile and impact on the highest priority political issues.

¡

We positively impacted and actively engaged the communities in which we live and work by sustaining the level of volunteerism among employees, increasing, rebalancing and further leveraging contributions to company- and employee-sponsored events and sustaining our involvement in civic affairs, including board involvement.

¡	We exceeded our goal for adding incremental generation by adding 14.4 TWh.

¡	We grew the Customer Supply business by achieving originated gross margin of $1.15 billion, which was within the target range.

¡

We fell short of our goal to fill open leadership positions, filling 79% from within the company, in part because of the aggressiveness of the target. Actual performance is superior when compared to benchmark data.

¡	We met our goal and filled 30% of total open positions from within the company.

¡

The goal to standardize a succession planning process across the enterprise with consistent definitions and clear identification of critical roles and to have Constellation Energy’s executive leaders complete an enterprise-wide talent review is well on track.

¡	16.3% of our employees are ethnically diverse and 22.7% are female, which achieves our target level of diversity and inclusion.

¡	We met the goal of keeping attrition among key talent (by title) to less than 50% and among business critical jobs to less than 45%.

•	The Chief Executive Officer presented to the Committee his proposed short-term incentive award payouts for the other named executive officers.

•	The Committee reviewed the benchmarking, survey and market data discussed above in Benchmarking.

•

The Committee considered and agreed with the individual performance assessments that the Chief Executive Officer presented to the Committee for each named executive officer as well as the Chief Executive Officer’s self assessment. The Committee members also discussed their own assessment of each named executive officer’s performance.

•	The Committee discussed the relative compensation and organizational roles and responsibilities of the named executive officers.

The Committee determined that the short-term incentive award payouts it approved for the named executive officers were reasonable after reviewing the foregoing material factors. The Committee considered that the resulting total direct compensation for each named executive officer was reasonable in relation to the market data discussed above in Benchmarking, taking into consideration company performance during 2010. The Committee also determined that the short-term incentive award payouts are fully deductible under Section 162(m) of the Internal Revenue Code.

The short-term incentive award payout approved by the Compensation Committee for Mr. Shattuck for the 2010 performance year was delivered in a combination of cash and stock units with a sale restriction that ends December 28, 2011. After the restriction for these stock units has lapsed, the stock (net of shares withheld to pay taxes) must be held by Mr. Shattuck until he retires. The Committee structured the short-term incentive award in this way to align the majority of this award with ongoing shareholder interests. As discussed in Pension Benefits on page 53, the Committee also considered the impact the amount and form of the short-term incentive payout has on the computation of Mr. Shattuck’s supplemental pension benefits.

The short-term incentive award payout approved by the Compensation Committee for Mr. Barron was delivered in a combination of cash and stock units with a sale restriction that ends December 28, 2011. The short-term incentive award payouts approved for Messrs. Thayer and Wallace and Ms. Hyle for the 2010 performance year were delivered in cash.

The cash portion of these awards is reflected in the Non-Equity Incentive Plan Compensation column in the 2010 Summary Compensation Table on page 45 and the applicable footnotes. The grant date fair value of the stock unit portion of the awards for Messrs. Shattuck and Barron will be reported in the 2011 Summary Compensation Table and is not included in this Proxy Statement but is quantified in footnote 4 to the 2010 Summary Compensation Table. See also the Grants of Plan-Based Awards table on page 49.

Long-Term Incentives

Traditionally, we have taken a portfolio approach to designing our long-term incentive programs, whereby multiple types of performance-based awards comprise our annual grants. During 2010, we benchmarked our grant mix of stock options and performance units and Exequity determined the mix is consistent with prevalent practices at other companies. Messrs. Shattuck, Thayer and Wallace and Ms. Hyle have been provided the opportunity to earn long-term incentive awards under our shareholder-approved Executive Long-Term Incentive Plan as follows:

•

50% of the total grant value in the form of stock options that reward for shareholder value creation, with delivered value tied solely to Constellation Energy’s equity performance and that provide for clear alignment of the interests of our executives with the interests of our shareholders. Stock options deliver value to the executives only if Constellation Energy’s stock price increases above the fair market value of the stock on the date the options are granted, and

•

50% of the total grant value in the form of cash-based performance units that are tied to Constellation Energy’s relative total shareholder return over the ensuing three years compared to the indexes described below, which also aligns executive and shareholder interests.

These awards are intended to qualify as performance-based for our named executive officers who are subject to the compensation deductibility limits under Section 162(m) of the Internal Revenue Code.

Given Mr. Barron’s role as President and Chief Executive Officer of Constellation Energy Nuclear Group, LLC (CENG), which is Constellation Energy’s nuclear joint venture with Électricité de France, the Compensation Committee has determined that Mr. Barron will generally not be eligible to receive stock options granted by Constellation Energy. Mr. Barron has been provided the opportunity to earn a long-term incentive award under Constellation Energy’s Executive Long-Term Incentive Plan tied to CENG performance as described below.

All of these award vehicles promote both improved performance and retention over time.

2010 – 2012 Long-Term Incentive Program. In February 2010 the named executive officers each were granted awards under the long-term incentive program. For Messrs. Shattuck, Thayer and Wallace and Ms. Hyle, the awards consisted of stock options and performance units. For Mr. Barron, the award consisted of only performance units. The amounts of the awards approved by the Compensation Committee were based on a review of market data for each job as described in Benchmarking as well as recommendations of the Chief Executive Officer for the other named executive officers.

Stock options were granted to Messrs. Shattuck, Thayer and Wallace and Ms. Hyle on February 26, 2010 with an option price equal to the closing price per share of Constellation Energy common stock on the date of grant ($35.07). Mr. Barron received no stock options in 2010.

Awards of performance units were made on February 26, 2010 for the three-year performance period that began January 1, 2010. Each performance unit is equivalent to one dollar ($1.00). For Messrs. Shattuck, Thayer and Wallace and Ms. Hyle, the value of the performance unit award payout is dependent on one of two measures:

•

The primary measure is Constellation Energy’s total shareholder return for the three-year performance period relative to investment grade large- and mid-cap companies in the Dow Jones Electricity and Multiutilities Indexes. Payout under the primary measure may range from 0% to 200% of the original grant date value based on Constellation Energy’s relative performance, with 50% payout for performance at the 25th percentile and 200% payout for performance at or above the 75th percentile.

•

The secondary measure is Constellation Energy’s total shareholder return for the three-year performance period relative to companies who are in the S&P 500 Index. Payout under the secondary measure may range from 0% to 150% of the original grant date value if the secondary measure results in a greater payout than under the primary measure. Payout under the secondary measure will be at 50% for performance at the 25th percentile and 150% for performance at or above the 75th percentile.

Total shareholder return is computed as the change in the fair market value of stock using the average closing price of the stock for the 20 trading days prior to the beginning and the end of the performance period, assuming dividends paid during the performance period are reinvested on the ex-dividend date at the closing price on such date. Performance units vest at the end of a three-year performance period and will be paid out in cash. These performance measures also apply to the performance units granted in 2008 and 2009.

The value of Mr. Barron’s performance unit award payout is dependent on one of two measures. The primary measure is CENG’s unit average capability factor for the three-year performance period relative to the unit average capability factor of other designated nuclear fleets which are operated by the following companies:

Arizona Public Service	FirstEnergy Nuclear Operating Company
Dominion Resources, Inc.	NextEra Energy, Inc.
Duke Energy Corporation	Progress Energy, Inc.
Entergy Corporation	The Southern Company
Exelon Corporation	Tennessee Valley Authority

In addition to the ten nuclear fleets indicated above, a group of fifteen companies who have smaller nuclear operations are grouped together to represent an eleventh fleet for purposes of comparing CENG’s unit average capability factor. The companies included in this group are as follows:

American Electric Power Company	PPL Corporation
Ameren Corporation	Public Service Enterprise Group
The Detroit Edison Company	South Carolina Electric & Gas Company
Energy Northwest	Southern California Edison
Luminant Energy	South Texas Project Nuclear Operating Company
Nebraska Public Power District	Xcel Energy
Omaha Public Power District	Wolf Creek Nuclear Operating Corporation
PG&E Corporation

Payout under the primary measure may range from 0% to 200% of the original grant date value, with 50% payout for performance at the 25th percentile and 200% payout for performance at or above the 75th percentile. The secondary measure is Constellation Energy’s total shareholder return for the three-year performance period relative to companies who are in the S&P 500 Index. Payout under the secondary measure may range from 0% to 150% of the original grant date value if the secondary measure results in a greater payout than under the primary measure. Payout under the secondary measure will be at 50% for performance at the 25th percentile and 150% for performance at or above the 75th percentile. The performance units vest at the end of a three-year performance period and will be paid out in cash.

The option grants and performance unit awards approved by the Compensation Committee are reflected in the Grants of Plan-Based Awards Table on page 49.

2008 – 2010 Long-Term Incentive Program. Performance units were granted to each of the named executive officers with a performance period that began January 1, 2008 and ended December 31, 2010. These grants are included in the Outstanding Equity Awards at Fiscal Year-End table on page 51. Based on Constellation Energy’s total shareholder return over the three-year period, which was below the 25th percentile threshold performance level for both the Dow Jones Electricity and Multiutilities Indexes and the S&P 500 Index, in accordance with the terms governing the performance units at the time of grant, the Compensation Committee determined that no awards were payable under this program.

Supplemental Retirement Benefits

Constellation Energy sponsors qualified defined benefit employee pension plans that cover most employees, including our named executive officers. In addition, any employee whose pension plan benefit is limited by Internal Revenue Code limitations (including our named executive officers) participates in the Benefits Restoration Plan. The purpose of this plan is to provide our named executive officers and other employees who are affected by Internal Revenue Code limitations with the opportunity to receive a pension benefit that bears a comparable ratio to their compensation as is provided to employees whose pensions are not limited by the Internal Revenue Code. This type of plan is prevalent among companies in the general industry and extending participation to our employees enhances the competitiveness of our overall compensation and benefits program.

As described in Pension Benefits beginning on page 53, Constellation Energy also provides Mr. Shattuck with additional supplemental retirement benefits under the Senior Executive Supplemental Plan (Supplemental Plan) that are designed to deliver a competitive total compensation and benefits package. On November 1, 2009, based on his then age of 55 and his 10 years of service, Mr. Shattuck became eligible for the retirement benefit under the Supplemental Plan. Mr. Shattuck is the only executive who participates in this plan.

In February 2011, the Compensation Committee considered that historically only cash incentive awards had been included in the computation of plan benefits under the Supplemental Plan. To avoid the negative impact on the calculation of Mr. Shattuck’s supplemental benefit of delivering a portion of his short-term incentive award in stock units, the Committee determined that with respect to the 2010 short-term incentive award only, the stock units would be included in the computation of his Supplemental Plan benefits. For purposes of computing his Supplemental Plan benefits, Mr. Shattuck voluntarily reduced to zero his 2007 $5.5 million short-term incentive award to avoid an increase in the average incentive amount used in the calculation of his Supplemental Plan benefit.

Deferred Compensation

Constellation Energy sponsors a qualified 401(k) savings plan that covers most employees, including our named executive officers. Constellation Energy also sponsors a Nonqualified Deferred Compensation Plan that provides the opportunity for eligible employees, including our named executive officers, to defer the receipt of certain compensation including base salary and short-term incentives. Under the plan, Constellation Energy matches base salary deferral amounts for salary over the Internal Revenue Service compensation limit (applicable to qualified employee 401(k) plans) using the same matching formula as under the Constellation Energy qualified 401(k) savings plan. The Nonqualified Deferred Compensation Plan is part of our competitive total compensation and benefits package that helps us attract and retain key talent.

Perquisites

Executive perquisites are discussed in the footnotes to the 2010 Summary Compensation Table. The Compensation Committee has provided the named executive officers the perquisites described in the 2010 Summary Compensation Table for a variety of different reasons depending on the perquisite. For example, the Committee believes that minimizing security concerns regarding the safety of the named executive officer far outweigh the costs of the security-related benefits provided to the executive during non-business time. The Committee also believes, with respect to travel-related expenses, that enhancing the work efficiency of the named executive officer during personal travel benefits Constellation Energy.

We also believe that the executive perquisites we provide are consistent in form and amount to those offered to executives of our Energy Peers listed in Benchmarking.

Constellation Energy does not provide tax gross-up on perquisites that are provided to our executive officers, other than tax gross-ups on relocation benefits. We provide tax gross-up to all employees who receive relocation benefits, which is a prevalent market practice.

Employment, Severance and Other Agreements

No executive officer has a change in control agreement. All named executive officers are eligible for severance benefits under the same severance plan as the employees for his or her respective businesses.

On January 1, 2009, Mr. Wallace became eligible for special treatment of outstanding equity, short-term incentives and post-employment medical coverage upon employment termination for any reason. This special treatment is pursuant to terms approved by the Compensation Committee in July 2007 that did not become effective unless Mr. Wallace remained employed with Constellation Energy beyond December 31, 2008. The Committee approved these terms to induce Mr. Wallace to continue his employment with Constellation Energy at least through 2008 rather than to retire, given his critical role in our new nuclear initiatives. Treatment of outstanding equity and health benefits for Mr. Wallace is described in Potential Post-Employment Payments on page 57. Short-term incentives for the year of termination will be prorated for service during the performance period and paid at target.

In December 2010, Mr. Wallace announced his intention to retire from Constellation Energy effective April 1, 2011. Under the arrangement approved in July 2007, Mr. Wallace was entitled to a lump sum for post-employment medical coverage upon employment termination based on the estimated present value of the cost of an individual policy for medical coverage (comparable to the plan he is participating in on his last day of employment) from employment termination until he and his spouse reach Medicare eligibility in 2013. In January 2011, the Committee agreed in lieu of this lump sum payment to provide Mr. Wallace with access to post-employment health benefits under the company’s health program. The full cost of coverage will be paid by Mr. Wallace, with no cost to the company.

Other Benefits

In addition to the material elements of compensation described above, each of our named executive officers also participates in health and welfare plans on terms and conditions substantially similar to those applicable to our other employees, including retiree medical coverage for our named executive officers who meet the criteria set forth in the applicable plans.

Executive Compensation Policies

Stock Ownership and Hedging Policy

To more closely align the interests of our named executive officers with our shareholders, we require our named executive officers to acquire and hold Constellation Energy stock with a value equal to established multiples of base salary:

Chief Executive Officer	7 times base salary
Executive Vice President	5 times base salary
Senior Vice President	3 times base salary

Equity that counts towards meeting the stock ownership requirements includes individual unrestricted holdings (registered to self, family or trust), employee savings plan shares, restricted shares, stock units and in-the-money vested stock options (valued at fair market value less strike price).

In October 2010, the Compensation Committee elected to make a change to the stock ownership guidelines relating to Mr. Barron. Because he is an employee of CENG, Mr. Barron’s future long-term incentive compensation will generally not include Constellation Energy stock. Accordingly, the Committee approved a modification to the guidelines for Mr. Barron. Under the modified guidelines he will be considered to be in compliance with the guidelines even if he holds less than five times his base salary, provided that he does not sell any current or future equity grants (except shares of restricted stock withheld to pay taxes) until he is in excess of the five times ownership threshold or he terminates his employment with CENG.

As of December 31, 2010, Messrs. Shattuck, Thayer, Barron and Wallace were in compliance with the stock ownership requirements. Ms. Hyle, who is slightly below the required ownership level, may not exercise options or sell shares of Constellation Energy stock until her ownership level exceeds the requirement.

Under Constellation Energy’s Insider Trading Policy, employees including named executive officers are prohibited from selling securities of Constellation Energy “short” and from transacting in publicly-traded options, warrants, puts and calls or similar instruments on Constellation Energy’s securities.

Tax Policies

Policy concerning $1 million deduction limitation. Section 162(m) of the Internal Revenue Code (Code) limits to $1,000,000 the annual tax deduction for compensation paid to named executive officers, unless paid pursuant to a performance-based shareholder approved plan. We intend that most of the total direct compensation payable to the named executive officers who are subject to the Section 162(m) limitation (base salary, short-term incentive award and long-term incentive) be deductible by Constellation Energy and much of the other compensation, such as the supplemental retirement plan, be paid at a time when the executive is not subject to the limitations of Section 162(m). While the Compensation Committee’s general intent is to design and administer the executive compensation programs in a manner that will preserve the deductibility of compensation payments to executive officers, the Committee may award or pay some elements of compensation that are not deductible by reason of Section 162(m) in order to achieve its desired compensation objectives.

Policy concerning additional tax on nonqualified deferred compensation plan benefits. Constellation Energy’s compensation and benefit plans and arrangements are intended to comply and are administered in a manner that is intended to comply with Internal Revenue Code Section 409A of the Code.

Claw Back Policy

To further deter excessive risk taking, the Compensation Committee adopted a claw back policy that applies to all executive officers’ short-term incentive awards beginning with the 2010 short-term incentive award paid in 2011 and all long-term incentive awards beginning with those granted in 2010. If any of Constellation Energy’s financial or operating results or disclosures are restated or otherwise adjusted in a material respect within three years of the initial reporting period and an executive officer is determined to have been knowingly engaged in misconduct or grossly negligent in failing to prevent the misconduct directly related to such restatement or adjustment, Constellation Energy may require repayment of incentive compensation to the company and forfeiture of any such compensation that has been accrued. This applies to any current or former executive officer and includes any short-term incentive award, bonus or long-term incentive compensation paid or delivered in excess of the amount which would have been paid or delivered after taking into account such restatement. The determination as to whether the criteria for a claw back has been met will be made by the Compensation Committee.

2010 Summary Compensation Table

Name and Principal Position (a)[1]	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)[2] (e)	Option Awards ($)[3] (f)	Non-Equity Incentive Plan Compensation ($)[4] (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[5] (h)	All Other Compensation ($)[6] (i)	Total ($) (j)
Mayo A. Shattuck III Chairman, President and Chief Executive Officer, Constellation Energy	2010 2009 2008	1,300,000 1,300,000 1,290,385	0 0 0	4,600,011 3,250,000 4,250,000	3,099,964 3,250,000 4,250,078	1,700,000 3,000,000 0	4,892,000 0 10,316,000	124,403 110,105 147,217	15,716,378 10,910,105 20,253,680
Jonathan W. Thayer Senior Vice President and Chief Financial Officer, Constellation Energy	2010 2009 2008	400,000 400,000 247,942	0 0 800,000	800,013 750,000 175,000	550,012 750,006 175,031	1,125,000 940,000 0	140,900 121,800 46,700	58,087 31,674 30,231	3,074,012 2,993,480 1,474,904
Henry B. Barron Executive Vice President, Constellation Energy and President and Chief Executive Officer, Constellation Energy Nuclear Group	2010 2009 2008	575,000 575,000 420,192	0 0 575,000	1,112,513 431,250 2,731,276	0 431,267 431,188	750,000 1,060,000 0	260,800 136,600 64,700	38,392 80,575 54,358	2,736,705 2,714,692 4,276,714
Kathleen W. Hyle Senior Vice President, Constellation Energy and Chief Operating Officer, Constellation Energy Resources	2010 2009	395,192 375,000	0 0	974,990 375,000	500,004 374,982	1,300,000 1,125,000	297,300 150,400	32,415 30,435	3,499,901 2,430,817
Michael J. Wallace[7] Vice Chairman, Executive Vice President and Chief Operating Officer, Constellation Energy	2010 2009 2008	540,000 540,000 540,000	0 0 0	1,515,013 2,330,004 750,000	749,968 1,249,997 750,025	1,750,000 1,485,000 0	44,000 0 1,986,000	86,159 84,852 175,184	4,685,140 5,689,853 4,201,209

Notes to 2010 Summary Compensation Table:

[1]	Ms. Hyle appeared as a named executive officer for the first time in 2009. All others were included as named executive officers in 2008 and 2009.
[2]

For 2010 this column reflects the aggregate grant date fair value of stock awards granted in 2010 in accordance with FASB ASC Topic 718 and as reported in Note 14 of Constellation Energy’s 2010 Form 10-K, but assuming no forfeitures. For each named executive officer the amount reflected in the Stock Awards column represents a combination of performance units and stock units with sale restriction granted on February 26, 2010.

Name	Performance Units ($)	Stock Units ($)	Total ($)
M. A. Shattuck III	3,100,000	1,500,011	4,600,011
J. W. Thayer	550,000	250,013	800,013
H. B. Barron	862,500	250,013	1,112,513
K. W. Hyle	500,000	474,990	974,990
M. J. Wallace	750,000	765,013	1,515,013

The amounts disclosed for the performance units reflect target performance, which is the probable outcome of the performance objectives as of the grant date. The performance units are paid out only if Constellation Energy meets performance objectives established by the Compensation

Committee at the beginning of the performance period. Actual payouts will range from 0% to 200% of the amounts shown in the table above. For more information on the performance objectives for these performance units see the 2010-2012 Long-Term Incentive Program section in Material Elements of Compensation on page 39 above.

The amounts disclosed for the stock units represent the portion of the 2009 short-term incentive award that was delivered in stock units with a sale restriction that was described in footnote 4 to the 2009 Summary Compensation Table in the 2010 Proxy Statement. For Mr. Shattuck, the sale restriction period for these units ends February 26, 2012. For Messrs. Thayer, Barron and Wallace and Ms. Hyle, the sale restriction period ended December 31, 2010 and these units were settled in stock.

[3]

For 2010 this column reflects the aggregate grant date fair value of option awards granted in 2010 in accordance with FASB ASC Topic 718 and as reported in Note 14 of Constellation Energy’s 2010 Form 10-K, but assuming no forfeitures.

[4]

For Messrs. Thayer and Wallace and Ms. Hyle, represents the cash short-term incentive awards approved by the Compensation Committee for the 2010 performance year. For Messrs. Shattuck and Barron, the short-term incentive award payout was delivered in a combination of cash and stock units with sale restriction and the amount in the Non-Equity Incentive Plan Compensation column for 2010 represents the cash portion of the short-term incentive award. The grant date fair value of the stock unit portion of these awards ($3,800,000 and $300,000 for Messrs. Shattuck and Barron respectively) will be reported in the Stock Awards column of the 2011 Summary Compensation Table and in the 2011 Grants of Plan-Based Awards table and are not included in this Proxy Statement. The sale restriction period for these units ends December 28, 2011; however, Mr. Shattuck is required to hold the stock associated with these units (except shares withheld to pay taxes) until he retires from Constellation Energy. For Messrs. Thayer and Wallace and Ms. Hyle, the 2010 short-term incentive awards were paid in cash. The performance criteria for these awards are discussed in more detail in Material Elements of Compensation in Compensation Discussion and Analysis.

[5]

Includes the aggregate annual increase in the value of benefits under qualified and nonqualified pension plans. Mr. Shattuck’s 2010 pension value increased primarily due to a decrease in the discount rate assumption set forth in Note 7 to Constellation Energy’s 2010 Form 10-K, which rate is used to compute the present value of his Supplemental Plan benefits (see footnote 2 to the Pension Benefits table). The increase was also affected by an increase in Mr. Shattuck’s age and a small increase in the average base salary used in the calculation. The value of Mr. Shattuck’s benefit under the qualified and non-qualified pension plans varies from year to year based upon factors such as discount rates, his age, mortality assumptions and his actual compensation, and thus may decrease or increase every year (although under SEC rules the Summary Compensation Table may not show any negative numbers). For example, as noted in footnote 5 to the 2009 Summary Compensation Table, Mr. Shattuck’s pension value decreased by $502,700 during 2009. Therefore a portion of the 2010 increase reflects the recovery of the 2009 decline in pension value. The formula for determining the benefits is established in the applicable plans and has not varied during the periods presented. For more information on the change in pension value for Mr. Shattuck, see footnote 2 to the Pension Benefits table on page 55.

[6]

Represents Constellation Energy’s matching contributions under its 401(k) savings plan and Nonqualified Deferred Compensation Plan, the cost of long-term disability premium, and perquisites. A breakdown of the amounts follows:

Name	Company Matching Contributions ($)	Long-Term Disability Plan Premium ($)6a	Perquisites ($)6b	Total ($)
M. A. Shattuck III	39,000	1,050	84,353	124,403
J. W. Thayer	7,350	1,050	49,687	58,087
H. B. Barron	7,350	1,050	29,992	38,392
K. W. Hyle	7,350	1,050	24,015	32,415
M. J. Wallace	16,200	1,050	68,909	86,159

[6][a]	Constellation Energy’s payment to the executive for the premium cost of long-term disability coverage under the standard employee plan.
[6][b]	Methodology used to calculate perquisite incremental costs is as follows:

Private transportation. A per hour cost of Constellation Energy-employed drivers is calculated by taking the total driver compensation and dividing by the total hours worked in the year. The incremental cost for the executive’s personal use is determined by multiplying the total hours of personal trip time by the per hour cost. Incremental cost for third-party contract drivers is the total amount paid by Constellation Energy.

Aircraft. Constellation Energy owns a fractional interest in aircraft operated by a third party which are used for business travel by executives. There was no personal use of private aircraft by Constellation Energy executives during 2010.

Matching gifts. Constellation Energy matches gifts of up to $15,000 made by the named executive officer to any nonprofit organization.

Relocation. Constellation Energy provides relocation benefits to employees who relocate their personal residence in connection with accepting an offer of employment from Constellation Energy. Executive officers may receive enhancements to the relocation benefit generally available to all employees. None of the named executive officers received enhanced relocation benefits in 2010.

All other perquisites. The total actual cost to Constellation Energy is reflected as incremental cost.

The following table indicates the various perquisites for which Constellation Energy has incurred incremental costs for each named executive officer. A check mark (✓) indicates perquisite usage during 2010 by the named executive officer listed at the top of the column. For those perquisites for which the value exceeds $25,000, the amount is indicated.

	Shattuck	Thayer	Barron	Hyle	Wallace
Personal Use of Company Drivers & Private Transportation	✓	✓	✓	✓	$31,901
Use of Company Aircraft
Matching Gift	✓	✓		✓
Tax, Financial & Estate Planning	✓	✓	✓	✓	✓
Home Security System	✓	✓			✓
Auto Allowance	✓	✓	✓	✓	✓
Parking	✓	✓	✓	✓	✓
Physical Examinations			✓	✓	✓
Personal Use of Club Memberships			✓		✓
Spouse Travel & Entertainment	✓	✓	✓		✓
Other Entertainment
Relocation

[7]	Mr. Wallace retired from Constellation Energy effective April 1, 2011.

Grants of Plan-Based Awards

As described in Compensation Discussion and Analysis, Constellation Energy granted cash-based and equity awards to the named executive officers under Constellation Energy’s short-term and long-term incentive plans. The following table sets forth the range of future payouts pursuant to awards granted in 2010.

		2010 Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)[2]	Exercise or Base Price of Option Awards ($/ share)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)
M. A. Shattuck III			1,700,000	[3]
	2/26/2010						3,100,000	6,200,000
	2/26/2010										407,890	35.07	3,099,964
	2/26/2010								42,778	[5]			1,500,011

J. W. Thayer			400,000	[4]
	2/26/2010						550,000	1,100,000
	2/26/2010										72,370	35.07	550,012
	2/26/2010								7,130	[6]			250,013

H. B. Barron			575,000	[4]
	2/26/2010						862,500	1,725,000
	2/26/2010								7,130	[6]			250,013

K. W. Hyle			400,000	[4]
	2/26/2010						500,000	1,000,000
	2/26/2010										65,790	35.07	500,004
	2/26/2010								13,546	[6]			474,990

M. J. Wallace			540,000	[4]
	2/26/2010						750,000	1,500,000
	2/26/2010										98,680	35.07	749,968
	2/26/2010								21,817	[6]			765,013

Notes to 2010 Grants of Plan-Based Awards Table:

[1]

Reflects possible payout range of 2010 long-term incentive performance unit awards. Each unit is valued at $1.00. The aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 and based upon the probable outcome of the performance conditions as of the grant date is also reported in the Stock Awards column of the 2010 Summary Compensation Table. The threshold payout is not determinable as it is based on Constellation Energy’s relative total shareholder return and may range from zero to 49%. The long-term incentive performance measures are described in Material Elements of Compensation in Compensation Discussion and Analysis on page 34.

[2]	Represents stock options which vest each year on a ratable basis over a three-year period beginning February 26, 2011.
[3]

Since threshold, target and maximum short-term incentive award amounts were not established for Mr. Shattuck, the table reflects the actual amount of the cash portion of the short-term incentive award paid under the AIP for 2010. Mr. Shattuck also received an award of stock units with a grant date fair value of $3,800,000 to further align a substantial portion of his short-term incentive award with shareholder interests. The stock units have a sale restriction that expires

December 28, 2011; however, Mr. Shattuck is required to hold the stock associated with these units (except shares withheld to pay taxes) until he retires from Constellation Energy. The grant date fair value of the stock units will be reported in the Stock Awards column of the 2011 Summary Compensation Table and in the 2011 Grants of Plan-Based Awards table and are not included in this Proxy Statement. For more information on the factors considered in determining the actual amount of the short-term incentive award payout, see Material Elements of Compensation in Compensation Discussion and Analysis on page 34.

[4]

Represents target award opportunity. Threshold and maximum awards are not determinable because such levels of award opportunity were not established under the AIP for 2010. For more information on the factors considered in determining the actual amount of the short-term incentive payouts see Material Elements of Compensation in Compensation Discussion and Analysis on page 34. Actual award payments are reported in the Non-Equity Incentive Plan Compensation column of the 2010 Summary Compensation Table.

[5]

Represents stock units with a two-year sale restriction granted to Mr. Shattuck on February 26, 2010 as part of his 2009 short-term incentive award. Units are valued at fair market value on February 26, 2010 ($35.07 closing price per share). The sale restriction will lapse on February 26, 2012. The aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 is also reported in the Stock Awards column of the 2010 Summary Compensation Table.

[6]

Represents stock units with a sale restriction ending December 31, 2010 that were granted to Messrs. Thayer, Barron and Wallace and Ms. Hyle on February 26, 2010 as part of their 2009 short-term incentive award. Units are valued at fair market value on February 26, 2010 ($35.07 closing price per share). The sale restriction lapsed on December 31, 2010 and the units were paid out in stock. The aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 is also reported in the Stock Awards column of the 2010 Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

The market values in the table below are based on the closing price of Constellation Energy common stock on December 31, 2010 of $30.63 per share.

	Outstanding Equity Awards at December 31, 2010
	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: # Exercisable (b)		Number of Securities Underlying Unexercised Options: # Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)		Market Value of Shares or Units of Stock that Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)[1] (i)	Equity Incentive Plan Awards: Market Value of Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)[1] (j)
M. A. Shattuck III	184,773	[2]				39.63	2/26/2014	43,712	[12]	1,338,899	10,600,000	10,600,000
	334,210	[3]				50.96	2/24/2015
	975,487	[4]				58.33	2/5/2012
	75,874	[4]				58.33	2/26/2014
	293,040	[5]				75.85	2/22/2017
	151,033	[6]	75,517	[6]		93.97	2/21/2018
	260,417	[7]	520,833	[7]		19.76	2/27/2019
			407,890	[8]		35.07	2/26/2020
J. W. Thayer	14,000	[9]				28.14	1/2/2013				1,475,000	1,475,000
	5,960	[10]				28.81	5/2/2013
	5,720	[2]				39.63	2/26/2014
	5,900	[3]				50.96	2/24/2015
	8,970	[5]				75.85	2/22/2017
	6,220	[6]	3,110	[6]		93.97	2/21/2018
	60,097	[7]	120,193	[7]		19.76	2/27/2019
			72,370	[8]		35.07	2/26/2020
H. B. Barron	15,413	[11]	7,707	[11]		90.00	4/1/2018	14,301	[13]	438,040	1,725,000	1,725,000
	34,557	[7]	69,113	[7]		19.76	2/27/2019
K. W. Hyle	7,780	[2]				39.63	2/26/2014				1,025,000	1,025,000
	13,110	[3]				50.96	2/24/2015
	10,990	[5]				75.85	2/22/2017
	5,333	[6]	2,667	[6]		93.97	2/21/2018
	30,047	[7]	60,093	[7]		19.76	2/27/2019
			65,790	[8]		35.07	2/26/2020
M. J. Wallace	19,873	[10]				28.81	5/2/2013				2,750,000	2,750,000
	41,573	[2]				39.63	2/26/2014
	65,530	[3]				50.96	2/24/2015
	250,239	[4]				58.33	2/5/2012
	28,433	[4]				58.33	5/2/2013
	17,038	[4]				58.33	2/26/2014
	54,950	[5]				75.85	2/22/2017
	26,653	[6]	13,327	[6]		93.97	2/21/2018
	100,160	[7]	200,320	[7]		19.76	2/27/2019
			98,680	[8]		35.07	2/26/2020

Notes to Outstanding Equity Awards Table:

[1]

Represents the target awards of performance units (each unit is worth $1) that were made for the three-year performance periods that began January 1, 2008, January 1, 2009 and January 1, 2010 pursuant to Constellation Energy’s Executive Long-Term Incentive Plan. Grant values for each named executive officer were as follows:

Name	2008	2009	2010	Total
M. A. Shattuck III	4,250,000	3,250,000	3,100,000	10,600,000
J. W. Thayer	175,000	750,000	550,000	1,475,000
H. B. Barron	431,250	431,250	862,500	1,725,000
K. W. Hyle	150,000	375,000	500,000	1,025,000
M. J. Wallace	750,000	1,250,000	750,000	2,750,000

The performance units are paid out only if Constellation Energy meets performance objectives established by the Compensation Committee at the beginning of the performance period. For more information on applicable performance measures, see Material Elements of Compensation in Compensation Discussion and Analysis on page 34. See Potential Post-Employment Payments beginning on page 57 for a description of the treatment of performance units in the event that employment is terminated. Based on Constellation Energy’s TSR over the three-year period which began January 1, 2008 and ended December 31, 2010 and which was below the threshold performance level for both the primary and secondary measures, in accordance with the terms governing the performance units at the time of grant, the Compensation Committee determined that no awards were payable under this program.

[2]	Options were granted on February 26, 2004 and were fully vested as of February 26, 2007.
[3]	Options were granted on February 24, 2005 and were fully vested as of February 24, 2008.
[4]	Options were granted on December 21, 2005 and are fully vested.
[5]	Options were granted on February 22, 2007 and were fully vested as of February 22, 2010.
[6]

Options were granted on February 21, 2008. The option grant vests and becomes exercisable in three equal annual installments beginning on February 21, 2009 and were fully vested on February 21, 2011. See Potential Post-Employment Payments beginning on page 57 for a description of the treatment of these options in the event that employment is terminated.

[7]

Options were granted on February 27, 2009. The option grant vests and becomes exercisable in three equal annual installments beginning on February 27, 2010. See Potential Post-Employment Payments beginning on page 57 for a description of the treatment of these options in the event that employment is terminated.

[8]

Options were granted on February 26, 2010. The option grant vests and becomes exercisable in three equal annual installments beginning on February 26, 2011. See Potential Post-Employment Payments beginning on page 57 for a description of the treatment of these options in the event that employment is terminated.

[9]	Options were granted on January 2, 2003 and were fully vested as of January 2, 2006.
[10]	Options were granted on May 2, 2003 and were fully vested as of May 2, 2006.
[11]

Options were granted on April 1, 2008. The option grant vests and becomes exercisable in three equal annual installments beginning on February 21, 2009 and were fully vested on February 21, 2011. See Potential Post-Employment Payments beginning on page 57 for a description of the treatment of these options in the event that employment is terminated.

[12]	Fully vested stock units were granted on February 26, 2010 (including reinvested dividend shares) and are subject to transfer restriction until February 26, 2012.

[13]

Service-based restricted stock units were granted on April 1, 2008 (including reinvested dividend shares) and vest ratably over four years beginning April 1, 2009. See Potential Post-Employment Payments beginning on page 57 for a description of the treatment of the unvested units in the event that employment is terminated.

Option Exercises and Stock Vested

The following table provides information regarding amounts realized by each named executive officer due to the vesting or exercise of equity compensation during the year.

	Option Exercises and Stock Vested in 2010
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
M. A. Shattuck III	—	—	—		—
J. W. Thayer	—	—	7,232	[1]	223,942
H. B. Barron	—	—	14,204	[2]	469,729
K. W. Hyle	—	—	13,740	[1]	425,458
M. J. Wallace	—	—	80,736	[3]	2,740,304

Notes to Option Exercises and Stock Vested in 2010 Table

All values are based on the fair market value of Constellation Energy common stock on the exercise/vesting date. The fair market value for restricted stock is the average of the high and low price per share of Constellation Energy common stock on the trading day immediately prior to the vesting date.

[1]

Represents fully vested stock units (including reinvested dividend shares) with a sale restriction that ended December 31, 2010 which were granted on February 26, 2010 (the shares were valued at $30.965 per share).

[2]

Represents the following: (i) 6,972 shares of service-based restricted stock units (including reinvested dividend shares) granted to Mr. Barron on April 1, 2008 and that vested on April 1, 2010 (the shares were valued at $35.255 per share); and (ii) 7,232 fully vested stock units (including reinvested dividend shares) with a sale restriction that ended December 31, 2010 which were granted on February 26, 2010 (the shares were valued at $30.965 per share).

[3]

Represents the following: (i) 58,607 shares of service-based restricted stock (including reinvested dividend shares) granted to Mr. Wallace on February 27, 2009 and that vested on February 27, 2010 (the shares were valued at $35.065 per share); and (ii) 22,129 fully vested stock units (including reinvested dividend shares) with a sale restriction that ended December 31, 2010 which were granted on February 26, 2010 (the shares were valued at $30.965 per share).

Pension Benefits

Pension Equity Plan

The Pension Equity Plan is a tax qualified employee pension plan under which a lump sum benefit amount is computed based on covered earnings multiplied by a total credit percentage. Covered earnings are equal to the average of the highest three of the last five years’ base pay plus short-term incentive, but covered earnings may not exceed the Internal Revenue Service compensation limitations. The total service credit percentage is equal to the sum of the credit percentages based on the following formula: 5% per year of service through age 39, 10% per year of service from age 40 to age 49, and 15% per year of service after age 49. No benefits are available under the Pension Equity Plan until a participant has at least three years of vesting service. Benefits payable under the Pension Equity Plan are paid in periodic installments unless a participant elects a lump sum within sixty days of separation.

Benefits Restoration Plan

The Benefits Restoration Plan is a nonqualified employee pension plan. Benefits under the Benefits Restoration Plan accrue in accordance with the benefit formula of the Pension Equity Plan, but without regard to Internal Revenue Service compensation limitations. No benefits are available until a participant has at least three years of vesting service. Lump sum benefits under the Benefits Restoration Plan will be offset by the benefits under the Pension Equity Plan, but will not be offset by Social Security.

As of December 31, 2010, Mr. Thayer and Ms. Hyle were eligible to receive benefits under the Benefits Restoration Plan. Accrued benefits under the Benefits Restoration Plan for Mr. Thayer and Ms. Hyle are reported in the Pension Benefits table. Mr. Barron, who was hired in 2008, is not yet eligible to receive benefits under the Benefits Restoration Plan. Mr. Shattuck is not eligible to receive benefits under the Benefits Restoration Plan because he is vested in the Senior Executive Supplemental Plan described below. Mr. Wallace retired from Constellation Energy effective April 1, 2011 and is not eligible for benefits under the Benefits Restoration Plan.

Senior Executive Supplemental Plan

Mr. Shattuck is the only named executive officer who participates in the Senior Executive Supplemental Plan (Supplemental Plan), which is a nonqualified pension plan. Under the Supplemental Plan, a participant must be at least age 55 with 10 or more years of vesting service to retire and be entitled to benefits. A participant who experiences an entitlement event is also eligible for benefits. Once a participant becomes entitled to benefits under the Supplemental Plan, benefits are in lieu of any benefits under the Benefits Restoration Plan. Benefits paid upon retirement before age 62 are reduced by 4% per year for early receipt. Mr. Shattuck’s normal retirement annuity benefit under the Supplemental Plan, which is available at age 62 with five or more years of vesting service, will be computed at 60% of covered earnings. The lump sum value of the benefit is computed as the present value of an annuity that commences on the retirement date using the average of the three monthly 30-year Treasury rates in the quarter that precedes by two the quarter in which the retirement date occurs, less 0.5%. At December 31, 2010, based on his then age of 56 and eleven years and eight months of vesting service, Mr. Shattuck is eligible for benefits under the Supplemental Plan.

Covered earnings under the Supplemental Plan are equal to the average of the highest two of the last five years’ base pay amounts plus the average of the highest two of the last five years’ short-term incentive award amounts and are determined without regard to the Internal Revenue Service compensation limitations. In February 2011, the Compensation Committee considered that historically only cash incentives had been included in the computation of plan benefits under the Supplemental Plan. To avoid the negative impact on the calculation of Mr. Shattuck’s supplemental benefit of delivering a portion of his short-term incentive award in stock units to further align this award with shareholder interests, the Committee determined that with respect to the 2010 short-term incentive award only, the stock units would be included in the computation of his Supplemental Plan benefits. For purposes of computing his Supplemental Plan benefits, Mr. Shattuck voluntarily reduced to zero his 2007 $5.5 million short-term incentive award to avoid an increase in the average short-term incentive amount used in the calculation.

Benefits payable under the Supplemental Plan are paid in periodic installments unless a participant elects a lump sum. Plan participants are entitled to a 50% survivor annuity benefit at no cost, which applies once a participant has vested in the Pension Equity Plan, regardless of whether the participant was eligible to receive a benefit under the Supplemental Plan. The benefits computed under the Supplemental Plan are offset by benefits under the Pension Equity Plan, but are not offset by Social Security.

The table below sets forth the present value of accumulated benefits as of December 31, 2010 for each of the named executive officers under the plans described above.

Pension Benefits
Name (a)	Plan Name (b)	Number of Years of Credited Service (#)[1] (c)	Present Value of Accumulated Benefit ($)[2] (d)	Payments During Last Fiscal Year ($) (e)
M. A. Shattuck III	Pension Equity Plan	11.7	304,000
	Supplemental Plan		37,374,100
	Total		37,678,100
J. W. Thayer	Pension Equity Plan	8.0	96,000
	Benefits Restoration Plan		343,100
	Total		439,100
H. B. Barron	Pension Equity Plan	2.8	99,000
	Benefits Restoration Plan		363,000
	Total		462,000
K. W. Hyle	Pension Equity Plan	5.2	160,000
	Benefits Restoration Plan		571,200
	Total		731,200
M. J. Wallace	Pension Equity Plan	9.0	324,000
	Total		324,000

Notes to Pension Benefits Table:

[1]	For all named executive officers, credited service is equal to actual years of service with Constellation Energy as of December 31, 2010.
[2]

The present value of Supplemental Plan benefits for Mr. Shattuck was calculated by converting an annuity payable at age 62 (earliest retirement age without reduction to benefit) to a lump sum as of December 31, 2010 using the same assumptions described in Note 7 of Constellation Energy’s 2010 Form 10-K which includes a discount rate of 5.5% and the applicable mortality table pursuant to Internal Revenue Service Notice 2008-85. The Pension Equity Plan and Benefits Restoration Plan benefits are computed as lump sums that are immediately payable and there is no discounting required. However, since the Supplemental Plan benefits are offset for benefits payable from the Pension Equity Plan, the Pension Equity Plan lump sum amount for Mr. Shattuck was projected to age 62 using 4% interest (pursuant to the Pension Equity Plan) and then converted to an annuity using a discount rate of 5.5%. The current lump sum value payable under the Supplemental Plan is computed as described in Senior Executive Supplemental Plan on page 54.

Nonqualified Deferred Compensation

Constellation Energy sponsors the Nonqualified Deferred Compensation Plan that provides the opportunity for eligible employees, including the named executive officers, to defer certain compensation including base salary and short-term incentive awards. Under the Plan, eligible employees may defer up to 15% of base salary below the Internal Revenue Service compensation limit (applicable to qualified employee 401(k) plans), up to 85% of base salary above the Internal Revenue Service compensation limit and up to 100% of short-term incentives. Under the plan, Constellation Energy matches base salary deferral amounts for salary over the Internal Revenue Service compensation limit using the same matching formula as under the Constellation Energy qualified 401(k) savings plan (match of 50% up to the first 6% of employee salary deferral).

Nonqualified Deferred Compensation Plan participants may elect to invest their plan account balances in investment options that substantially mirror the qualified employee 401(k) plan options. However, unlike the 401(k) plan, there is no option to invest in Constellation Energy common stock in the Nonqualified Deferred Compensation Plan.

Plan participants do not pay income taxes on amounts deferred, company contributions, or earnings thereon, until those amounts are distributed from the Nonqualified Deferred Compensation Plan. A participant’s benefits under the Nonqualified Deferred Compensation Plan always are fully vested and are payable after employment termination. Benefits are paid in a lump sum unless a participant elects annual installments.

The named executive officers’ Nonqualified Deferred Compensation Plan accounts are summarized below:

Nonqualified Deferred Compensation
Name (a)	Executive Contributions in Last Fiscal Year ($)[1] (b)	Company Contributions in Last Fiscal Year ($)[2] (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions During 2010 ($) (e)	Aggregate Balance as of 12/31/2010 ($)[3] (f)
M. A. Shattuck III	63,300	31,650	1,028,287	—	7,550,603
J. W. Thayer	—	—	—	—	—
H. B. Barron	—	—	—	—	—
K. W. Hyle	—	—	—	—	—
M. J. Wallace	17,700	8,850	56,980	—	443,766

Notes to 2010 Nonqualified Deferred Compensation Table:

[1]	For participating executives the total amount of executive contributions are also included in the Salary column of the 2010 Summary Compensation Table.
[2]	Company contributions are also included in the Company Matching Contributions column in footnote 6 to the 2010 Summary Compensation Table.
[3]

All the amounts shown in this column, other than earnings on deferred compensation, were included in compensation amounts reported in this proxy statement or in prior years’ proxy statements for those executives who were named executive officers in such prior years.

Potential Post-Employment Payments

Constellation Energy maintains certain plans that provide compensation to named executive officers in the event of a termination of employment or a change in control transaction. Generally under our plans, a change in control is deemed to have occurred upon:

•

a change in the composition of the Board of Directors such that the existing Board or persons who were approved by two-thirds of directors or their successors on the existing Board no longer constitute a majority;

•	the acquisition by a person of 20% or more of Constellation Energy’s voting securities;

•	the completion of certain mergers, consolidations, share exchanges or similar transactions involving Constellation Energy;

•	the completion of the sale of all or substantially all of the assets of Constellation Energy; or

•	the approval by shareholders of a liquidation or dissolution of Constellation Energy.

Employment Termination or Change in Control Scenarios

Voluntary/Involuntary With Cause

There would be no accelerated vesting or incremental payments if the named executive officer separates from service in this manner.

Involuntary Without Cause

Generally, if a named executive officer separates from service in this manner, he or she would receive a cash severance benefit, a pro rata cash payout of his or her short-term incentive award and a pro rata payout of certain outstanding service-based restricted stock and/or performance units. Computation of these benefits is described in more detail beginning on page 58.

Change in Control

No named executive officers are party to a change in control agreement. Pursuant to the terms of Constellation Energy’s long-term incentive plans, vesting of outstanding equity awards will accelerate as described in Treatment of Outstanding Long-Term Incentive Awards beginning on page 58.

Change in Control with Qualifying Termination

Unless otherwise noted below, named executive officers would receive payments pursuant to the change in control provisions contained in benefit plans that address such an event. In general, under the severance plan named executive officers would receive a cash severance benefit and a pro rata cash payout of their short-term incentive award. Computation of these benefits is described in more detail below where the applicable provisions of the benefit plans are summarized. Under the severance plan, executives would also be entitled to a subsidy of COBRA costs for six months, twelve months of outplacement assistance and up to $3,000 in educational assistance.

For each of the named executive officers, long-term incentive award payouts would be made consistent with the provisions described in Treatment of Outstanding Long-Term Incentive Awards beginning on page 58.

Death

Generally, if a named executive officer terminates in this manner, the only incremental payments relate to life insurance benefits and outstanding long-term incentive awards.

Disability

Generally, if a named executive officer terminates in this manner, the only incremental payments relate to disability benefits and outstanding long-term incentive awards.

Normal Retirement

None of the named executive officers were eligible for any enhanced benefits for normal retirement as of December 31, 2010.

Early Retirement

Mr. Shattuck was eligible for early retirement as of December 31, 2010.

Benefit Plan Provisions Related to Employment Termination or Change in Control

Severance Plan

The plan provides a cash severance benefit equal to two weeks of eligible pay per year of service with a minimum of 26 weeks and a maximum of 52 weeks. Eligible pay includes (i) the named executive officer’s then current weekly base salary, plus (ii) the named executive officer’s average short-term incentive award bonus (calculated as the average of the executive’s two most recent short-term incentive award amounts paid) expressed as a weekly amount. The cash severance benefit is payable in biweekly installments. The plan also provides a continuation of health benefits during the severance period at active employee rates. All named executive officers become entitled to a severance benefit under this plan upon a qualifying termination which may include a termination following a change in control transaction. Receipt of these severance benefits is subject to the execution by the executive of a release of claims against Constellation Energy.

Treatment of Outstanding Long-Term Incentive Awards

The named executive officers have outstanding long-term incentive awards under Constellation Energy’s long-term incentive plans. These plans include provisions for treatment of outstanding awards under employment termination or change in control scenarios as summarized below.

Stock Options. Under most termination scenarios, unexercisable (unvested) options would be forfeited and vested options are exercisable for 90 days following termination. In the event of retirement, with respect to options granted before 2008, unexercisable (unvested) options would be forfeited and vested options would lapse at the expiration of the option period or five years from retirement, depending on the plan from which the options were granted. Options granted in 2008 and thereafter continue to vest in accordance with the grant terms and vested options are exercisable until the earlier of five years after the date of retirement or the option term. Under a change in control with or without a qualifying termination, vesting would accelerate and unvested options would become exercisable and, under certain plans, paid out in cash.

With respect to Mr. Wallace, pursuant to terms approved by the Compensation Committee in July 2007 that were intended to induce him to remain employed with Constellation Energy at least through 2008, all vested options will remain outstanding until the expiration of the option term. Outstanding options will continue to vest based on the original vesting schedule and will remain outstanding until the expiration of the option term upon termination for any reason.

Service-Based Restricted Stock. Under a termination that is voluntary or involuntary with cause, unvested awards would be forfeited. Under a termination that is involuntary without cause or in the event of retirement, death or disability, awards would vest on a pro rata basis. Under a change in control with or without a qualifying termination, a pro rata portion of the awards would vest immediately. The unvested portion of the award would remain outstanding in accordance with the original terms of the award.

Performance Units. Under a termination that is voluntary or involuntary with cause, unvested performance units would be forfeited. Under a change in control with or without a qualifying termination, performance units would vest on a pro rata basis based on months during the performance period through the date of change in control and the vested units would be paid out assuming maximum performance. In the event of retirement, a pro rata portion (based on service during the performance period) of the performance unit award will payout at the end of the performance period based on actual performance. Under a termination that is involuntary without cause, a pro rata portion (based on service during the performance period) of the performance unit award will payout at the end of the performance period based on actual performance but will not exceed the pro rata target amount. Under other scenarios, performance units would vest on a pro rata basis, but would be paid out assuming target performance if actual performance through the termination date is at or above target.

With respect to Mr. Wallace, pursuant to terms approved by the Compensation Committee in July 2007, upon his retirement on April 1, 2011, a pro rata portion of his outstanding performance units vested based on service during the performance period and payout will be at the end of the performance period based on actual performance.

Supplemental Long-Term Disability Plan

If the named executive officer elects disability insurance coverage under the standard employee disability insurance plan, he or she will be covered under the supplemental long-term disability plan for that part of eligible pay that exceeds $200,000 (which is the maximum eligible pay under the standard employee plan) based on the coverage level in the employee plan. Unlike the employee plan which provides tax-free benefits, the supplemental plan benefit is taxable. The maximum benefit under this plan is capped at $25,000 per month.

In-Service Death Benefit

In addition to the company-paid insurance offered under Constellation Energy’s employee life insurance program (one times base salary), the named executive officers are provided with a supplemental death-related benefit. If a named executive officer’s death occurs while an active employee, a lump sum payment equal to annualized base salary at the time of death grossed-up to cover federal and state income tax withholding will be paid to the executive’s beneficiary.

Health Benefits

Mr. Shattuck is entitled to a one-time payment of approximately $23,900, which is equal to the present value of the retiree health subsidy he might have received had he met the retiree health plan’s eligibility criteria, if he is not eligible for retiree health coverage at the time of separation for any reason, which would include voluntary or involuntary termination, death or disability. As discussed in Employment, Severance and Other Agreements in Compensation Discussion and Analysis, in January 2011, the Committee approved changes to an earlier agreement with Mr. Wallace regarding post-employment health benefits. Under the revised agreement, Mr. Wallace has access to post-employment health benefits under Constellation Energy’s health program with the full cost of the coverage paid by Mr. Wallace in lieu of a one-time payment from the company.

Supplemental Benefits Plan

Each executive is also entitled to personal financial, tax and estate planning benefits that continue during the year of retirement or death plus the next two calendar years.

The amount of incremental compensation payable to each named executive officer as of December 31, 2010 under the employment termination and change in control scenarios is summarized in the following table:

Potential Post-Employment Payments
	Cash Severance ($)[1]	Acceleration of Equity Awards ($)[2]	Enhanced Nonqualified Pension ($)	Health and Welfare Benefits ($)[3]	Supplemental Disability Benefits ($)[4]	In Service Death Benefits ($)[5]	Perquisites ($)[6]
M. A. Shattuck III[7]
Voluntary/Involuntary with cause	—	—	—	23,900	—	—	—
Involuntary without cause	1,400,000	—	—	23,900	—	—	—
Change in Control	—	20,561,455	—	—	—	—	—
Change in Control with qualifying termination	1,400,000	20,561,455	—	23,900	—	—	—
Early Retirement	—	—	—	23,900	—	—	45,000
Death	—	—	—	23,900	—	1,300,000	45,000
Disability	—	—	—	23,900	600,000	—	—
J. W. Thayer
Voluntary/Involuntary with cause	—	—	—	—	—	—	—
Involuntary without cause	635,000	—	—	—	—	—	—
Change in Control	—	3,023,165	—	—	—	—	—
Change in Control with qualifying termination	635,000	3,023,165	—	—	—	—	—
Death	—	—	—	—	—	400,000	30,000
Disability	—	—	—	—	600,000	—	—
H. B. Barron
Voluntary/Involuntary with cause	—	—	—	—	—	—	—
Involuntary without cause	696,250	351,344	—	—	—	—	—
Change in Control	—	3,115,103	—	—	—	—	—
Change in Control with qualifying termination	696,250	3,115,103	—	—	—	—	—
Death	—	351,344	—	—	—	575,000	45,000
Disability	—	351,344	—	—	—	—	—
K. W. Hyle
Voluntary/Involuntary with cause	—	—	—	—	—	—	—
Involuntary without cause	575,000	—	—	—	—	—	—
Change in Control	—	1,786,544	—	—	—	—	—
Change in Control with qualifying termination	575,000	1,786,544	—	—	—	—	—
Death	—	—	—	—	—	400,000	30,000
Disability	—	—	—	—	600,000	—	—
M. J. Wallace[8]
Retired April 1, 2011	—	—	—	—	—	—	—

Notes to Potential Post-Employment Payments Table:

[1]	Reflects cash payout of eligible pay calculated pursuant to the severance plan described on page 58
[2]

Reflects the value of equity where vesting is accelerated by the triggering event as described beginning on page 58. For stock options, this represents the in-the-money value as of December 31, 2010. For stock awards, this represents the fair market value of shares using $30.63 (closing price per share of Constellation Energy common stock on December 31, 2010).

[3]	For Mr. Shattuck, reflects a lump sum payment toward health care costs in the event that Mr. Shattuck terminates prior to obtaining eligibility for retiree health.
[4]

Reflects the named executive officer’s estimated supplemental long-term disability benefit that is incremental to the standard employee long-term disability plan and which is capped at $25,000 per month. Value was estimated assuming continuation of eligible pay for 24 months.

[5]	In-service death benefit of one times base salary, as described on page 59.

[6]	Reflects estimate of three years of personal financial, tax and estate planning benefits that may be paid pursuant to the supplemental benefits plan described on page 60.
[7]

On November 1, 2009, based on his age of 55 and his 10 years of service, Mr. Shattuck became eligible for early retirement benefits under the Supplemental Plan and is no longer entitled to any incremental benefits under this plan under any termination scenario.

[8]

Although Mr. Wallace was entitled to similar post-employment payments as other named executive officers as of December 31, 2010, he became ineligible for such payments upon his retirement on April 1, 2011. Mr. Wallace was paid no incremental compensation as a result of his retirement. He became a member of the Board of Directors of BGE in January 2011. Following his retirement, he will receive the standard compensation paid by BGE to all of its non-employee directors, which includes an annual cash retainer of $36,000 and meeting fees of $1,500 for each Board meeting attended.

Director Compensation

Constellation Energy does not pay directors who are also employees of Constellation Energy or its subsidiaries for their service as directors. In addition, Daniel Camus, who served on the Board of Directors from March 2010 to October 2010 as EDF’s designee, did not receive any compensation from Constellation Energy for his service as a director.

In the fall of 2009, the Compensation Committee retained Exequity to benchmark our outside directors’ mix of compensation and amount of each element of compensation to the outside director compensation of various peer groups at the 50th percentile. The peer groups used in benchmarking director compensation are described below.

•	a peer group of 21 energy companies (Energy Peers) that represents the group of companies that is used by management to evaluate operational and financial performance for non-compensatory purposes:

The AES Corporation	Edison International	PG&E Corporation
Allegheny Energy	Entergy Corporation	PPL Corporation
Ameren Corporation	Exelon Corporation	Progress Energy, Inc.
American Electric Power Company	FirstEnergy Corporation	Public Service Enterprise Group
Dominion Resources, Inc.	Mirant Corporation	RRI Energy Inc.
Duke Energy Corporation	NextEra Energy, Inc.	Sempra Energy
Dynegy Inc.	NRG Energy, Inc.	The Southern Company

•

a peer group of 30 companies from general industry with comparable revenue size (General Industry Peers); representing the 15 S&P 500 companies next larger and the 15 S&P 500 companies next smaller than Constellation Energy in revenues as of the fall of 2009:

Amazon	Exelon	Oracle
Bristol Myers Squibb	Halliburton	Raytheon
BNSF	J.C. Penny	Schering Plough
CIGNA	Kimberly Clark	Staples
Coca Cola Enterprises	Eli Lilly	TJX Companies
DirecTV	McDonalds	Travelers Companies
Express Scripts	Merck	Union Pacific
Fluor	Nike	United States Steel
Goodyear	Nucor	US Bancorp
Google	Occidental Petroleum	Whirlpool

At the request of the Compensation Committee, Exequity reported the results of its benchmarking study to the Committee in October 2009 and Exequity recommended increases to compensation that were in line with both peer groups. At that time, the Committee elected to make no changes to director compensation.

As a result, in 2010, non-employee directors received the following compensation:

•	$50,000 annual retainer, an additional $10,000 annual retainer for the audit committee chairman and an additional $5,000 annual retainer for each other committee chairman,

•	a common stock award with a value of approximately $85,000, which is subject to pro rata forfeiture if board service ceases during the year,

•	$1,500 fee for each meeting of the Board of Directors or a Board of Directors committee attended, and

•	reasonable travel expenses to attend meetings.

The following table sets forth a summary of the 2010 director compensation:

	Director Compensation
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)[1]	Option Awards ($) (d)	Non Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)[2]	Total ($) (h)
Anne C. Berzin	74,000	85,135	—	—	—	20,000	179,135
James T. Brady	90,000	85,135	—	—	—	11,000	186,135
James R. Curtiss	92,500	85,135	—	—	—	—	177,635
Yves C. de Balmann	77,000	85,135	—	—	—	10,000	172,135
Freeman A. Hrabowski III	83,500	85,135	—	—	—	—	168,635
Nancy Lampton	75,500	85,135	—	—	—	—	160,635
Robert J. Lawless	86,500	85,135	—	—	—	—	171,635
Samuel Minzberg[3]	9,833	21,270	—	—	—	—	31,103
John L. Skolds	83,000	85,135	—	—	—	—	168,135
Michael D. Sullivan	75,500	85,135	—	—	—	11,250	171,885

Notes to 2010 Director Compensation Table:

[1]

For 2010 this column reflects the aggregate grant date fair value of stock awards granted in 2010 in accordance with FASB ASC Topic 718 and as reported in Note 14 of Constellation Energy’s 2010 Form 10-K, but assuming no forfeitures.

[2]	Includes all contributions made by Constellation Energy to accredited higher education institutions or charitable organizations under Constellation Energy’s matching gift program.
[3]

Mr. Minzberg served as EDF’s designee to the Board from October 2010 to November 2010. In October 2010, Mr. Minzberg received a stock grant for the remaining three months of 2010, the value of which is reflected in the Stock Awards column. Upon his resignation from the Board, his 2010 annual retainer and 2010 restricted stock award were prorated to reflect two months of Board service during 2010. The pro rata value of his retainer is reflected in the Fees Earned or Paid in Cash column. The pro rata value of the restricted stock award he received was $13,534 as of December 31, 2010.

Stock awards granted to directors are fully vested at the end of the year of the grant. Therefore, at December 31, 2010, there are no outstanding unvested equity awards. The number of shares of Constellation Energy common stock and deferred stock units owned by each director is disclosed in Stock Ownership of Directors and Executive Officers on page 23.

Directors have the opportunity to elect to defer some or all of their retainers in deferred stock units or in a cash account, and to defer some or all of their fees in a cash account. Directors may also defer their common stock award in deferred stock units. Deferred stock units are bookkeeping entries that track the performance of Constellation Energy common stock and are not actual shares of stock. The bookkeeping entries reflect Constellation Energy common stock price changes, dividends, stock splits and other capital changes. At the end of their Constellation Energy Board service, directors receive cash based on the value of their deferred stock units.

Under share ownership guidelines, each non-employee director is required to acquire and maintain holdings of Constellation Energy stock (including deferred stock units) equal to at least five times the annual cash retainer.

All of the current directors were in compliance with the stock ownership requirements as of December 31, 2010.

In December 2010, after again reviewing the results provided by Exequity from the 2009 benchmarking study, the Board of Directors approved a change in director compensation. These changes were effective January 1, 2011 and reflect recommendations from Exequity consistent with the benchmarking study.

In 2011, non-employee directors will receive the following compensation:

•	$70,000 annual retainer,

•	$15,000 annual retainer for the audit committee chair and a $10,000 annual retainer for each other Board committee chair,

•	$20,000 annual retainer for the Lead Director,

•	$7,500 annual cash retainer for each audit committee member (other than the chair) and a $5,000 annual retainer for each member (other than the chair) of all other Board committees,

•	a common stock award with a value of approximately $125,000 with a one-year vesting period, which is subject to pro rata forfeiture if Board service ceases during the year, and

•	reasonable travel expenses to attend meetings.

Directors will no longer receive per meeting fees to attend regular or special Board or Board committee meetings.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis beginning on page 24 with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2011 annual meeting of shareholders.

Robert J. Lawless, Chairman

Yves C. de Balmann

Freeman A. Hrabowski, III

COMPENSATION RISK ASSESSMENT

Constellation Energy has conducted a comprehensive analysis of the risk profile of our employee and executive compensation policies and programs, and determined that the risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on Constellation Energy. This risk assessment included the following:

•	Participation by Constellation Energy management including the Chief Executive Officer, Chief Financial Officer, Chief Risk Officer, General Counsel and Chief Human Resources Officer.

•	A review of the comprehensive risk assessment by management with the Audit Committee in February 2011, which included a discussion with the chairman of the Compensation Committee.

•

As required by its charter, a review of the comprehensive risk assessment by the Compensation Committee and discussion with management in February 2011 with assistance from the Committee’s compensation consultant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Constellation Energy’s directors and executive officers are required to file initial reports of ownership and reports of changes of ownership of Constellation Energy common stock with the Securities and Exchange Commission. Based upon a review of these filings and written representations from the Constellation Energy directors and executive officers, all required filings were timely made, except that one filing reporting gifts of shares of common stock was filed late for Ms. Hyle.

PROPOSAL NO. 2: RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2011

Vote Required; Recommendation of the Board of Directors

Approval of the proposal to ratify PricewaterhouseCoopers LLP as Constellation Energy’s independent registered public accounting firm for the year 2011 requires the affirmative vote of a majority of the votes cast by holders of shares of Constellation Energy common stock present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

General

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of Constellation Energy for the fiscal year ending December 31, 2011. PricewaterhouseCoopers LLP has been Constellation Energy’s independent auditors since 1941. A member of PricewaterhouseCoopers LLP will be at the annual meeting and will have the opportunity to make a statement and answer appropriate questions. If the shareholders fail to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm, the Audit Committee will reconsider its selection.

Fees

Below is a breakdown of fees paid to PricewaterhouseCoopers LLP in 2009 and 2010:

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2009	$9,594,271	$379,140	$—	$14,100
2010	$10,876,766	$1,023,781	$185,000	$152,077

For 2010 and 2009, the Audit-Related Fees category includes fees incurred in connection with other services related to our annual audit and interim reviews including services relating to BGE regulatory matters, audits of employee savings plans, and attest services not required by statute or regulation. In 2010, this category included fees for services associated with the evaluation of the internal control over financial reporting regarding certain system implementations. In 2009, this category included fees incurred in connection with the execution of certain asset divestiture transactions and procedures performed in connection with SEC XBRL reporting requirements that became effective in the second quarter of 2009.

The Tax Fees category consists of fees incurred in connection with the preparation or review of original or amended state and federal tax returns in 2010.

The All Other Fees category consists of fees incurred in connection with certain software subscriptions in 2010 and 2009. In 2010, this category also included fees associated with review of certain components of the Company’s organizational structure.

Additionally, in 2010 and 2009, approximately $74,000 and $146,000, respectively, of fees were incurred in connection with audits of employee pension plans, which were paid by the pension plan trusts and not included in the table above.

Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee is responsible for the appointment, compensation, and oversight of the work of Constellation Energy’s independent registered public accounting firm. As part of this responsibility, the Audit Committee has adopted an Audit and Non-Audit Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm must be approved. All services to be provided by the independent registered public accounting firm as well as the related fees must be pre-approved by the Audit Committee and all such services and fees were pre-approved in 2009 and 2010. The Chairman of the Audit Committee has been delegated the authority to specifically pre-approve services, for which the pre-approval is subsequently reviewed with the Committee. In no event may pre-approval authority be delegated to Constellation Energy management. In the course of carrying out its responsibilities, the Audit Committee considers whether services proposed to be performed by the independent registered public accounting firm are consistent with the rules promulgated by the Securities and Exchange Commission on auditor independence. The Audit Committee also considers the independent registered public accounting firm’s familiarity with Constellation Energy’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance Constellation Energy’s ability to manage or control risk or improve audit quality.

PROPOSAL NO. 3: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Vote Required; Recommendation of the Board of Directors

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, we are requesting shareholders to approve the following non-binding, advisory resolution at the 2011 annual meeting of shareholders:

RESOLVED, that the shareholders of Constellation Energy provide their advisory approval of the compensation of Constellation Energy’s named executive officers disclosed in the Compensation Discussion and Analysis, the compensation tables and related notes and narrative contained in the Proxy Statement for Constellation Energy’s 2011 Annual Meeting of Shareholders.

Approval of this advisory proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Constellation Energy common stock present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. This vote is advisory and therefore not binding on Constellation Energy or its Board of Directors. The Board of Directors, however, will review the outcome of this vote and will take it into account in making determinations concerning the compensation of our executive officers in the future.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

Executive Compensation Philosophy

Constellation Energy rewards executives through compensation programs that are designed to establish a strong relationship between executive pay and company performance based on the achievement of enterprise-wide goals. In general, executive compensation is highly leveraged so that executives are rewarded for achieving and exceeding metrics that support Constellation Energy’s corporate strategy. The compensation policies are designed to meet the following objectives:

•

encourage our executives to manage Constellation Energy in the long-term best interests of its shareholders by aligning their interests with our shareholders’ interests and rewarding them for sustained stock price appreciation and total shareholder return over multiple year performance periods;

•	maintain strong links between executive compensation and both short-term and long-term performance by rewarding our executives for successful achievement of financial, strategic and operational goals;

•	compete for, attract and retain highly-motivated employees with outstanding skills who are best suited to drive our success over the long term;

•	reflect the differences among our businesses; and

•	ensure that risks arising from compensation programs are not reasonably likely to have a material adverse effect on Constellation Energy.

We believe that the 2010 compensation of Constellation Energy’s named executive officers was appropriate and aligned with Constellation Energy’s 2010 strategic objectives and performance. We encourage you to read the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 24, which describes in more detail Constellation Energy’s compensation philosophy and the policies and procedures that have been designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables, notes and narrative, beginning on page 24 of this Proxy Statement, which provide detailed information on the compensation of Constellation Energy’s named executive officers.

PROPOSAL NO. 4: ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Vote Required; Recommendation of the Board of Directors

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, we are requesting you to vote on how often Constellation Energy should conduct an advisory vote on the compensation of Constellation Energy’s named executive officers.

Please note that you have four choices for voting on this proposal, as indicated on the proxy card. You can choose whether the vote on the compensation of Constellation Energy’s named executive officers should be conducted every one (1) year, every two (2) years or every three (3) years. You may also abstain from voting on this proposal.

The frequency of the vote on the compensation of Constellation Energy’s named executive officers receiving the greatest number of votes cast (every 1, 2 or 3 years) will be considered the frequency recommended by shareholders. Although this vote is advisory and therefore not binding on Constellation Energy or its Board of Directors, the frequency considered to be recommended by shareholders will be adopted by the Board of Directors with respect to future votes on executive compensation.

Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE VOTE ON THE COMPENSATION OF CONSTELLATION ENERGY’S NAMED EXECUTIVE OFFICERS BE HELD EVERY ONE (1) YEAR. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED TO CONDUCT ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY ONE (1) YEAR.

After careful consideration and dialogue with our shareholders, the Board of Directors believes that an advisory vote on executive compensation held every year is the most appropriate policy at this time. Although Constellation Energy’s executive compensation programs are designed to reward performance over multiple year performance periods and it may not be feasible to change the compensation program in consideration of any one year’s advisory vote on executive compensation, the Board of Directors recognizes that holding an annual advisory vote on executive compensation allows our shareholders to provide more immediate input on our compensation philosphy, policies and practices.

SUBMISSION OF SHAREHOLDER PROPOSALS

FOR NEXT YEAR

For inclusion in next year’s proxy statement: Any Constellation Energy shareholder who desires to include a proposal in the proxy statement for the 2012 annual meeting must deliver it so that it is received by December 16, 2011. In addition, a shareholder must meet all requirements under the rules of the SEC necessary to have a proposal included in Constellation Energy’s proxy statement.

For presentation at the next annual meeting of shareholders: Under the Constellation Energy bylaws, any shareholder who wants to propose a nominee for election as a director, or to present any other proposal, at the 2012 annual meeting must deliver the proposal so it is received by January 28, 2012. Under our bylaws, however, if the date of the 2012 annual meeting is changed so that it is more than 30 days earlier or more than 60 days later than May 27, 2012, any such proposals must be delivered not more than 120 days prior to the 2012 annual meeting and not less than the later of (1) 90 days prior to the 2012 annual meeting or (2) 10 days following the day on which we first publicly announce the date of the 2012 annual meeting.

Any proposals must be sent, in writing, to the Corporate Secretary, Constellation Energy Group, Inc., 100 Constellation Way, Suite 1800P, Baltimore, Maryland 21202. Proposals will not be accepted by facsimile.

ANNUAL MEETING OF SHAREHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

May 27, 2011 COMMON STOCK PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from outside the United States from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the annual meeting.

COMPANY NUMBER

ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 27, 2011: The Proxy Statement and 2010 Annual Report are available at

http://www.amstock.com/proxyservices/constellation

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND FOR “1 YEAR” FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

1. The election of directors for a term to expire in 2012.

FOR AGAINST ABSTAIN

Yves C. de Balmann

Ann C. Berzin

James T. Brady

James R. Curtiss

Freeman A. Hrabowski, III

Nancy Lampton

Robert J. Lawless

Mayo A. Shattuck III

The election of directors continued

FOR AGAINST ABSTAIN

John L. Skolds

Michael D. Sullivan

2. Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2011.

3. Advisory vote on compensation of named executive officers.

4. Advisory vote on frequency of advisory vote on compensation of named executive officers.

1 year 2 years 3 years ABSTAIN

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Please check this box if you plan to attend the meeting

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duty authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CONSTELLATION ENERGY GROUP, INC.

2011 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 27, 2011 AT 9:00 A.M. EASTERN TIME IN THE

SKY LOBBY CONFERENCE ROOM, 750 EAST PRATT STREET

BALTIMORE, MARYLAND

ANNUAL MEETING ADMISSION TICKET

To attend the annual meeting please detach and bring this ticket along with a valid photo ID and present them at the shareholder registration table upon arrival. This ticket is not transferable.

For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices are not permitted at the meeting.

CONSTELLATION ENERGY GROUP, INC.

Common Stock Proxy for Annual Meeting of Shareholders - May 27, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Mayo A. Shattuck III and Charles A. Berardesco (or their substitutes, or one acting alone in the absence of the other), as proxies, with power to each to appoint a substitute and to revoke the appointment of such substitute, to vote all shares of common stock of Constellation Energy Group, Inc. which the undersigned is entitled to vote at the annual meeting to be held on May 27, 2011, and at any adjournments thereof, in the manner specified on the reverse side of this card with respect to each proposal identified thereon (as set forth in the Notice of Annual Meeting and Proxy Statement), and in their discretion on any other business that properly comes before the annual meeting.

Shares represented by all properly executed proxies will be voted at the annual meeting in the manner specified. If no specification is made, votes will be cast “FOR” all director nominees, “FOR” Proposal 2, “FOR” Proposal 3 and for “1 YEAR” for Proposal 4.

(Continued and to be signed on the reverse side)

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ANNUAL MEETING OF SHAREHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

May 27, 2011

CONSTELLATION ENERGY GROUP, INC. EMPLOYEE SAVINGS PLAN, REPRESENTED EMPLOYEE SAVINGS PLAN FOR NINE MILE POINT, AND EMPLOYEE SAVINGS PLAN FOR CONSTELLATION ENERGY NUCLEAR GROUP, LLC

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from outside the United States from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER

ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 27, 2011: The Proxy Statement and 2010 Annual Report are available at http://www.amstock.com/proxyservices/constellation

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND FOR “1 YEAR” FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

1. The election of directors for a term to expire in 2012.

FOR AGAINST ABSTAIN

Yves C. de Balmann

Ann C. Berzin

James T. Brady

James R. Curtiss

Freeman A. Hrabowski, III

Nancy Lampton

Robert J. Lawless

Mayo A. Shattuck III

The election of directors continued

FOR AGAINST ABSTAIN

John L. Skolds

Michael D. Sullivan

2. Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2011.

3. Advisory vote on compensation of named executive officers.

4. Advisory vote on frequency of advisory vote on compensation of named executive officers.

1 year 2 years 3 years ABSTAIN

Please check this box if you plan to attend the meeting

Signature of Shareholder Date:

Note: Please sign exactly as your name appears on the Voting Instructions Card.

CONSTELLATION ENERGY GROUP, INC.

To Participants in all Employee Savings Plans:

The enclosed Notice of Annual Meeting of Shareholders, Proxy Statement, and Voting Instructions Card for the Annual Meeting of Shareholders, to be held on May 27, 2011, are being furnished to you by Constellation Energy Group, Inc. (“Constellation Energy”) on behalf of the Trustee under the Plans.

In accordance with your Plan and the Trust Agreement with the Trustee, you may instruct the Trustee how to vote the shares of common stock held for you under the Plan. Therefore, please complete the enclosed Voting Instructions Card and return it in the accompanying envelope by May 24, 2011.

After receipt of the properly executed Voting Instructions Card, the Trustee will vote as indicated on the Voting Instructions Card. However, in accordance with the Trust Agreement, even if you do not send in a signed Voting Instructions Card, the Trustee is instructed to vote your shares in the same proportion as the Trustee was instructed to vote shares for which it received Voting Instructions Cards.

Each Plan participant who is a holder of record of other shares of Constellation Energy stock will receive, separately, a proxy card and accompanying proxy material to vote the shares of common stock registered in his or her name.

Marcia B. Behlert Plan Administrator

To attend the annual meeting please detach this portion of the Voting Instructions Card and present it at the shareholder registration table upon arrival.

CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE

These Voting Instructions are requested in conjunction with a proxy solicitation by the Board of Directors of

CONSTELLATION ENERGY GROUP, INC.

TO: T. ROWE PRICE TRUST COMPANY, AS TRUSTEE UNDER EMPLOYEE SAVINGS PLANS

I hereby instruct T. Rowe Price Trust Company, as directed Trustee under the Constellation Energy Group, Inc. Employee Savings Plan, the Represented Employee Savings Plan for Nine Mile Point and the Employee Savings Plan for Constellation Energy Nuclear Group, LLC (the “Plans”), to vote by proxy, all shares of common stock of Constellation Energy credited to my account under the Plans at the annual meeting of shareholders of Constellation Energy to be held on May 27, 2011, and at any adjournments thereof, in the manner specified on the reverse side of this form with respect to each proposal identified thereon (as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement), and Mayo A. Shattuck III and Charles A. Berardesco (or their substitutes, or one acting alone in the absence of the other), in their discretion shall vote in person on any other business as may properly come before the annual meeting.

The shares credited to your account will be voted as directed. If the card is not signed, or if the card is not received by May 24, 2011, the shares credited to your account will be voted in the same proportion as directions received from participants. If no instructions are specified on a signed card, the shares credited to your account will be voted in accordance with the recommendations of the Board of Directors of Constellation Energy: “FOR” all director nominees, “FOR” Proposal 2, “FOR” Proposal 3, and for “1 YEAR” for Proposal 4.

(Continued and to be signed on the reverse side)

14475